UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
SCHEDULE 14A
(Rule 14a-101)
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United America Indemnity, Ltd.

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UNITED AMERICA INDEMNITY, LTD.

Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9002
Cayman Islands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
JUNE 4, 2010

TIME	1:00 p.m. IST, on Friday, June 4, 2010.

PLACE	The Merrion Hotel, Upper Merrion Street, Dublin 2, Ireland.

ITEMS OF BUSINESS	(1) To elect seven directors of United America Indemnity, Ltd. to hold office as specified in the Proxy Statement.

(2) To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2010 and to authorize our Board of Directors acting through its Audit Committee to set the fees for PricewaterhouseCoopers LLP.

(3) To act on various matters concerning Wind River Reinsurance Company, Ltd.

(4) To transact such other business as may properly be brought before the Annual General Meeting or any adjournment or postponement thereof.

RECORD DATE	Our Board of Directors has fixed the close of business on April 21, 2010 as the record date for the Annual General Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual General Meeting or any adjournment or postponement thereof.

IMPORTANT	It is important that your shares be voted at the Annual General Meeting. Please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Annual General Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the Proxy Statement.

By Order of the Board of Directors

Larry A. Frakes
President and Chief Executive Officer

April 30, 2010

i

UNITED AMERICA INDEMNITY, LTD.

Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9002
Cayman Islands
www.uai.ky

PROXY STATEMENT

April 30, 2010

The Annual General Meeting of Shareholders of United America Indemnity, Ltd. (“UAI” or the “Company”) will be held at the The Merrion Hotel, Upper Merrion Street, Dublin 2, Ireland, at 1:00 p.m. IST, on June 4, 2010. We are mailing this Proxy Statement on or about May 5, 2010 to each holder of our issued and outstanding Class A common shares and Class B common shares entitled to vote at the Annual General Meeting in order to furnish information relating to the business to be transacted at the meeting. We have mailed our Annual Report to Shareholders for the fiscal year ended December 31, 2009 with this Proxy Statement. We have included the Annual Report for informational purposes and not as a means of soliciting your proxy.

Our Board of Directors has fixed the close of business on April 21, 2010 as the record date for the Annual General Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual General Meeting and any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON JUNE 4, 2010:

This Proxy Statement and our 2009 Annual Report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=147715&p=proxy.

VOTING AND REVOCABILITY OF PROXIES

It is important that your shares be voted at the Annual General Meeting. Please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Annual General Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described below. The envelope is addressed to our transfer agent and requires no postage. If you receive more than one proxy card — because you have multiple accounts — you should sign and return all proxies received to be sure all of your shares are voted.

On the record date, 36,544,429 Class A common shares and 24,122,744 Class B common shares were issued and outstanding. On each matter voted on at the Annual General Meeting and any adjournment or postponement thereof, each record holder of Class A common shares will be entitled to one vote per share and each record holder of Class B common shares will be entitled to ten votes per share. The holders of Class A common shares and the holders of Class B common shares will vote together as a single class.

The required quorum for the Annual General Meeting consists of one or more shareholders present in person or by proxy and entitled to vote that hold in the aggregate at least a majority of the votes entitled to be cast at the Annual General Meeting. Our directors are elected by a plurality of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting and entitled to vote. Proposal Two, the ratification of the appointment of PricewaterhouseCoopers, LLP (“PwC”), our independent registered public accounting firm, requires the affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting and entitled to vote. Proposal Three, the approval of various matters concerning Wind River Reinsurance Company, Ltd., a direct subsidiary of UAI (“Wind River”), which must be submitted for approval by our shareholders pursuant to our amended and restated memorandum and articles of association, requires the affirmative vote of a majority of the votes cast by the shareholders entitled to vote and present in person or by proxy at the Annual General Meeting. Our Board of Directors will cause our corporate representative or proxy to vote the shares of Wind River at the Wind River annual general meeting in the same proportion as the votes received at the Annual General Meeting from our shareholders on this proposal.

If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count in determining whether a quorum is present. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present, but will not affect the outcome of any vote.

You may vote your shares at the Annual General Meeting in person or by proxy. All valid proxies received before the Annual General Meeting will be voted according to their terms. If you complete your proxy properly, but do not provide instructions as to how to vote your shares, your proxy will be voted as follows:

•	“FOR” the election of all nominees for director of UAI named herein.

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2010 and the authorization of our Board of Directors acting through its Audit Committee to set the fees for PricewaterhouseCoopers LLP.

•	“FOR” each of the various matters concerning Wind River, including the election of all nominees for director and alternate director named herein.

Except as discussed under “Proposal Three — Various Matters Concerning Wind River Reinsurance Company, Ltd.,” if any other business is brought before the Annual General Meeting, proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the Annual General Meeting by (1) filing with our Chief Executive Officer an instrument revoking it or a duly executed proxy bearing a later date, or (2) by attending the Annual General Meeting and giving notice of revocation. Attendance at the Annual General Meeting, by itself, will not constitute revocation of a proxy.

We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our Board of Directors.

PROPOSAL ONE: ELECTION OF OUR DIRECTORS

Our amended and restated memorandum and articles of association provide that the size of our Board of Directors shall be determined from time to time by our Board of Directors, but unless such number is so fixed, our Board of Directors will consist of eleven directors. Our Board of Directors has fixed the size of our Board of Directors at seven directors effective following the Annual General Meeting and has nominated seven persons for election as directors whose terms will expire at the 2011 Annual General Meeting of Shareholders, or when their successors are duly elected and qualified. If any of the nominees becomes unable to or declines to serve as a director prior to election at the Annual General Meeting, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the Board of Directors may nominate.

Upon the recommendation from our Nominating and Governance Committee our Board of Directors has nominated the seven individuals listed below.

Nominees for Director

Set forth below is biographical information concerning the persons nominated for election as directors of UAI:

Saul A. Fox, 56, has served as a director on our Board of Directors since August 2003, as our Chairman since September 2003, as our Chief Executive Officer from February 2007 to June 2007, and as Chief Executive of Fox Paine & Company, LLC a private equity firm, since he co-founded Fox Paine & Company in 1997. In addition to managing Fox Paine & Company, Mr. Fox led Fox Paine & Company’s acquisitions of our predecessor companies, United National and Penn America, as well as numerous other acquisitions in such areas as energy, independent power generation, medical devices, and geophysical software. Prior to founding Fox Paine & Company, Mr. Fox was a general partner of Kohlberg, Kravis & Roberts & Co. (“KKR”), a global alternative asset manager. During his thirteen years with KKR, Mr. Fox was instrumental in numerous acquisition and financing transactions as well as leading that firm’s investment efforts in insurance, reinsurance, energy, power, and lodging, including KKR’s highly successful acquisitions of American Reinsurance and Canadian General Insurance (KKR’s first acquisition outside of the United States), serving these companies as their Chairman of the Board of Directors or Chairman of the Board’s Executive Committee. Prior to joining KKR, Mr. Fox was an attorney at Latham & Watkins LLP, specializing in tax law, business law, and mergers and acquisitions. Mr. Fox received a B.S. in Communications from Temple University in 1975 (summa cum laude) and a J.D. from the University of Pennsylvania School of Law in 1978 (cum laude). Mr. Fox is currently Chairman of the Board of Directors of Paradigm B.V., L’Artisan Parfumeur, Erno Laszlo and Penhaligon’s, and a member of the Board of Overseers for the University of Pennsylvania Law School. Mr. Fox was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Amended and Restated Shareholders Agreement dated as of December 15, 2003, as further amended by Amendment No. 1 to the Amended and Restated Shareholders Agreement dated as of April 10, 2006, among United National Group, Ltd. (now United America Indemnity, Ltd.), Fox Paine & Company and the Ball family trusts (the “Shareholders Agreement”). We believe that Mr. Fox’s diverse legal and business background, including advising, managing and directing international public and private companies, provides him with the qualifications and skills to serve as a director on our Board. As discussed above, Mr. Fox is affiliated with Fox Paine & Company, which is our largest stockholder, and we believe he is highly motivated to create value for stockholders.

Larry A. Frakes, 58, has served as a director on our Board of Directors since April 24, 2007. Mr. Frakes retired from Everest National Insurance Company, a subsidiary of Everest Re Group, Ltd. (NYSE:RE), on January 31, 2007. Mr. Frakes served as President and Chief Executive Officer of Everest National Insurance Company from June 2001 through January 2007 and as President from June 1997 through June 2001. From November 1996 through June 1997, Mr. Frakes served as an Executive Vice President of Everest National Insurance Company. During his tenure at Everest National Insurance Company, he also served as an officer and director of various affiliated companies. Prior to joining Everest National Insurance Company in 1996, Mr. Frakes served as Senior Vice President and Director of Empire Insurance Group from November 1991 through November 1996. From 1970 through 1991, Mr. Frakes held various positions with CIGNA. Mr. Frakes received a B.S. in Business Administration from Northern Kentucky University in 1976. Mr. Frakes is currently a director of Paradigm, Ltd. We believe that Mr. Frakes’ diverse insurance and business background with public insurance companies provides him with the qualifications and skills to serve as a director on our Board. In addition, as our Chief Executive Officer, Mr. Frakes is in the best position to understand our operations and business.

Stephen A. Cozen, 70, has served as a director on our Board of Directors since May 2004. Mr. Cozen is the founder and has been Chairman of Cozen O’Connor, a Philadelphia-based law firm specializing in insurance related and commercial litigation, since 1970. Mr. Cozen is a Fellow in the American College of Trial Lawyers and the International Association of Trial Lawyers. Mr. Cozen serves on numerous boards of educational and philanthropic organizations, including the Federation of Jewish Agencies, the National Museum of American Jewish History, the University of Pennsylvania’s Law School’s Board of Overseers. In 2002, he was elected to the reconstituted Board of Directors for the Shoah Foundation and was awarded the Anti-Defamation League’s highest honor — the 25th Annual Americanism Award. Mr. Cozen is also a director of Assured Guaranty Ltd., a financial guarantee insurer headquartered in Bermuda and Haverford Trust Company. Mr. Cozen was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement. We believe that Mr. Cozen’s diverse legal, business and philanthropic background provides him with the qualifications and skills to serve as a director on our Board.

James R. Kroner, 48, has served as a director on our Board of Directors since August 2007. Until December 2005 when he retired, Mr. Kroner was Chief Financial Officer and Chief Investment Officer of Endurance Specialty Holdings Ltd., a publicly traded insurance and reinsurance company, which he co-founded in 2001. Mr. Kroner served as a member of Endurance’s executive committee and on the company’s Board of Directors. Prior to his tenure at Endurance, Mr. Kroner was a Managing Director at Fox Paine & Company from 1999 to 2001. Previously, Mr. Kroner was with American Re Corporation, a reinsurance company, as Senior Vice President, Treasurer, and a member of the executive committee, where he headed American Re’s direct investment function and managed a portfolio of $110 million in private equity investments. In addition, Mr. Kroner was a senior insurance industry investment banker for a number of years. He served as a Managing Director and co-head of insurance industry investment banking in the Americas for JP Morgan & Co. and as a Managing Director focused on insurance industry mergers and acquisitions at Salomon Smith Barney. Mr. Kroner served on the Board of Directors of Terra Industries Inc. until April 2010 and was a member of Terra’s audit committee. Mr. Kroner was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement. We believe that Mr. Kroner’s diverse financial, business, and insurance background with international companies provides him with the qualifications and skills to serve as a director on our Board. In addition, Mr. Kroner’s financial background and experience as a senior officer at an insurance company enables him to understand the insurance business, its risks and its financials.

Michael J. Marchio, 62, has served as a director on our Board of Directors since November 2007. Mr. Marchio acted as consultant for Chubb & Son from June 2006 through June 2008. Mr. Marchio retired from full-time employment as Worldwide Director of Claims, Executive Vice President in 2006 after more than 35 years with Chubb & Son. From 1996 through 2006, Mr. Marchio served on the Crohn’s and Colitis Foundation Board of Trustees. From 2004 through 2006, Mr. Marchio was the Vice Chair of the American Insurance Association of Executive Claims Committee. From 1994 through 1999, Mr. Marchio was the Chair of the American Excess Claims Committee. Mr. Marchio was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement. We believe that Mr. Marchio’s diverse insurance claims background with international companies provides him the qualifications and skills to serve as a director on our Board.

Seth J. Gersch, 62, has served as a director on our Board of Directors since February 2008. Mr. Gersch is currently on the Advisory Panel of Fox Paine & Company, LLC. He was the Chief Operating Officer of Fox Paine & Company, LLC from 2007 through 2009. Prior to joining Fox Paine & Company, Mr. Gersch was the Chief Operating Officer and a member of the Executive Committee of ThinkEquity Partners, LLC from 2004 through 2007. From 2002 through 2004, Mr. Gersch was President and Chief Executive Officer of Presidio

Capital Advisors, LLC. In addition, Mr. Gersch held several positions with Banc of America’s predecessor organization, Montgomery Securities and founded the BrokerDealer Services Division of Banc of America Securities where he served as President and Chief Executive Officer. Mr. Gersch is a member of the Board of Directors of Cradle Holdings (Cayman) Ltd., Paradigm, Ltd., vADz, Inc. and the San Francisco 49ers Foundation, the charitable arm of the San Francisco 49ers football organization. Mr. Gersch was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement. We believe that Mr. Gersch’s diverse business and financial background with international companies provides him with the qualifications and skills to serve as a director on our Board.

Chad A. Leat, 54, has served as a director on our Board of Directors since February 2009. Mr. Leat is currently the Managing Director and Chairman of Citi’s Global Alternative Asset Group, which encompasses the Firm’s Financial Entrepreneur and Infrastructure Investment Banking businesses. Mr. Leat is also Vice Chairman of Capital Market Origination and sits on the firm’s Investment Banking Division’s Operating Committee. In 2006 and 2007, he served as Co-Head of Global Credit Markets for Citi Markets and Banking. From 1998 to 2005, he served as the Global Head of Loans and Leveraged Finance. Under the leadership of Mr. Leat, Citigroup has become the leading bond and loan house in the world. Mr. Leat joined Salomon Brothers in 1997 after spending more than 12 years at Chase Manhattan, where he headed up their highly successful Syndications, Structured Sales and Loan Trading businesses. Mr. Leat is a graduate of the University of Kansas, where he received his Bachelors of Science. He is a member of the Economics Club of New York and a member of the Board of Directors of The Hampton Classic Horse Show. We believe that Mr. Leat’s financial and banking background with international companies provides him the qualifications and skills to serve as a director on our Board. In addition, Mr. Leat has an expertise in understanding capital structures and experience in analyzing complex businesses and financial statements.

Board and Board Committee Information

Board Structure

Since June of 2007, it has been our policy to separate the positions of Chief Executive Officer and Chairman of the Board of Directors. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe that our current policy of separation of these two positions is most appropriate for us. In today’s challenging economic and regulatory environment, directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, we believe that having an independent Chairman, whose sole job is to lead the Board, allows our Chief Executive Officer, Mr. Frakes, to completely focus his time and energy on running the day-to-day operations of UAI. We believe that our Chief Executive Officer and our Chairman have an excellent working relationship and open lines of communication. The Board currently has seven members and the following six committees: Audit; Compensation; Section 162(m); Nominating and Governance; Executive; and Investment. Our Audit Committee is led by an independent director, and we believe that the number of independent, experienced directors that make up our board, along with the independent oversight of the board by the non-executive Chairman, benefits us and our stockholders.

Meetings and Independence Requirements

Our Board of Directors held eight meetings in 2009 and took actions by unanimous written consent, as needed. In 2009, all of members of the Board of Directors attended 75% or more of the total number of meetings of our Board of Directors and the total number of meetings held by committees on which they served which were held during the period for which they were directors.

The Annual General Meeting will be our seventh annual general meeting of shareholders. We do not have a policy about directors’ attendance at our annual meeting of shareholders. No director attended our 2009 Annual General Meeting.

UAI is a “controlled company” as defined in Rule 5615(c)(1) of the NASDAQ Marketplace Rules because more than 50% of our voting power is held by Fox Paine & Company. See “Additional Information —

Principal Shareholders and Security Ownership of Management.” Therefore, we are exempt from certain requirements of Rule 5605 with respect to (1) having a majority of independent directors on our Board of Directors, (2) having the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors, and (3) having nominees for director selected or recommended for selection by either a majority of independent directors or a nominating committee composed solely of independent directors.

Audit Committee

The Audit Committee held eight meetings in 2009 and took actions by unanimous written consent, as needed. The Audit Committee currently consists of Chad A. Leat, James R. Kroner and Michael J. Marchio. Mr. Leat is currently the Chair of the Audit Committee.

Our Board of Directors has determined that Messrs. Leat, Kroner and Marchio each qualify as “independent directors” as that term is defined in the NASDAQ Marketplace Rules and the rules of the Securities and Exchange Commission. Our Board of Directors has also determined that all three members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ Marketplace Rules and that Mr. Leat qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. Please see Mr. Leat’s biographical information under the heading “Nominees for Director” above for his relevant experience.

The principal duties of the Audit Committee are to oversee our accounting and financial reporting processes and the audit of our financial statements, to select and retain our independent auditor, to review with management and our independent auditor our annual financial statements and related footnotes, to review our internal audit activities, to review with our independent registered public accounting firm the planned scope and results of the annual audit and its reports and recommendations, and to review with the independent auditor matters relating to our system of internal controls.

A copy of our Audit Committee Charter is available on our website at www.uai.ky.

Compensation Committee

The Compensation Committee held four meetings in 2009 and took actions by unanimous written consent, as needed. The Compensation Committee currently consists of Stephen A. Cozen, Saul A. Fox, and Michael J. Marchio. Mr. Cozen is Chair of the Compensation Committee.

The primary duties of the Compensation Committee are to formulate, evaluate, and approve the compensation of our executive officers and to oversee all equity compensation programs. The Compensation Committee also reviews and approves any forms of employment contracts, severance arrangements, change in control provisions, and other compensatory arrangements with our executive officers.

The Compensation Committee meets several times each year in conjunction with regularly-scheduled Board meetings and as needed at other times. Its meetings are chaired by a member of the Compensation Committee. Management participates in meetings at the invitation of the Compensation Committee, providing financial data on which compensation decisions are based, publicly-available compensation data with respect to our competitors, and updates on legal developments affecting compensation. Management may also propose financial targets on which performance will be judged. Generally, at each meeting an executive session is held without members of management present. In the course of its activities, the Compensation Committee may appoint a subcommittee consisting of one or more of its members with respect to particular tasks. The members of the Compensation Committee also make recommendations to the Board of Directors regarding non-employee director compensation, albeit through their service as the members of our Nominating and Governance Committee.

With respect to performance-based compensation, our management proposes a budget for the upcoming year which is subject to Board of Directors review and approval. The Compensation Committee then establishes compensation opportunities (both on an annual and long-term basis) for our executive officers based on the Board-approved targets, subject to the subsequent approval of the Section 162(m) Committee, and evaluates and approves compensation on the basis of this achievement. Establishment of goals for a particular year and evaluation of achievement relative to the prior year generally take place in the first quarter of each calendar year.

The Compensation Committee periodically evaluates the competitiveness of our executive compensation programs, using information drawn from a variety of sources such as published survey data on similarly-sized companies within the industry in which we operate, information supplied by independent consultants and management, and its own experience in recruiting and retaining executives. The Compensation Committee has the authority to retain outside advisors and consultants in connection with its activities, and has the sole authority to approve any such advisors’ and consultants’ fees.

Further discussion regarding the Compensation Committee’s processes for setting executive compensation is set forth under “Additional Information — Compensation Discussion and Analysis — Our Compensation Philosophy.”

A copy of our Compensation Committee Charter is available on our website at www.uai.ky.

Section 162(m) Committee

The Section 162(m) Committee held one meeting in 2009 and took actions by unanimous written consent, as needed. The Section 162(m) Committee currently consists of two directors who are “non-employee directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” under Section 162(m) of the Internal Revenue Code — Messrs. Kroner, and Marchio. Mr. Kroner is currently the Chair of the Section 162(m) Committee.

The primary purpose of the Section 162(m) Committee is to oversee our policies on structuring compensation programs for executive officers in order to preserve tax deductibility and, as and when required, to establish and certify the attainment of performance goals pursuant to Section 162(m) of the Internal Revenue Code. The Section 162(m) Committee may also approve grants of equity compensation to our executive officers.

The Section 162(m) Committee meets during the year to establish targets and to review and certify achievement with respect to previously-established targets and as needed at other times. Its meetings are chaired by a member of the Section 162(m) Committee and are occasionally held in executive session without members of management present. Management and members of the Compensation Committee may participate in Section 162(m) Committee meetings at the invitation of the Section 162(m) Committee, providing financial data on which compensation decisions are based, publicly available compensation data with respect to our competitors, and updates on legal developments affecting compensation. Management and members of the Compensation Committee may also propose financial targets on which performance will be judged.

A copy of our Section 162(m) Committee Charter is available on our website at www.uai.ky.

Nominating and Governance Committee

The Nominating and Governance Committee held three meetings in 2009 and took actions by unanimous written consent, as needed. The Nominating and Governance Committee currently consists of Saul A. Fox, Stephen A. Cozen and Seth J. Gersch. Mr. Fox is Chair of the Nominating and Governance Committee. The principal duties of the Nominating and Governance Committee are to recommend to the Board of Directors nominees for directors and directors for Board of Directors committee membership, to develop and recommend to the Board of Directors a set of corporate governance policies for UAI, to establish criteria for recommending new directors, and to identify, screen, and recruit new directors. UAI does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, but the Nominating and Governance Committee strives to nominate Directors with a variety of complementary skills so that, as a group, the Board of Directors will possess the appropriate talent, skills, and expertise to oversee UAI’s businesses.

A copy of our Nominating and Governance Committee Charter is available on our website at www.uai.ky.

Additional Board Committees

Our Board of Directors has also established an Executive Committee and an Investment Committee.

Executive Committee

The Executive Committee currently consists of Saul A. Fox, Stephen A. Cozen, and Larry A. Frakes. Mr. Fox is Chair of the Executive Committee. The Executive Committee has the authority between meetings of the full Board of Directors to exercise the powers of the Board of Directors, other than those reserved for committees or the full Board of Directors. A copy of our Executive Committee Charter is available on our website at www.uai.ky.

Investment Committee

The Investment Committee currently consists of Saul A. Fox, Seth J. Gersch, James R. Kroner, and Chad A. Leat. The principal duties of the Investment Committee are to establish and review our investment guidelines and to review our investments to ensure compliance with our investment guidelines. Mr. Kroner is the Chair of the Investment Committee.

A copy of our Investment Committee Charter is available on our website at www.uai.ky.

Shareholder Nominations to our Board of Directors and Other Shareholder Communications

The Board of Directors considers the recommendations of the Nominating and Governance Committee with respect to the nominations of directors, but otherwise retains authority over the identification of such nominees. The Nominating and Governance Committee does not solicit recommendations from shareholders regarding director nominee candidates, but will consider any such recommendation received in writing and accompanied by sufficient information to enable the Nominating and Governance Committee to assess a candidate’s qualifications, along with confirmation of a candidate’s consent to serve as a director if elected. Candidates for our Board of Directors are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment. Recommendations for director nominees should be sent to the Nominating and Governance Committee c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands or e-mailed to info@uai.ky. The written recommendation should be submitted in the time frame described under the caption “Shareholder Proposals” below.

Our Board of Directors also has implemented a process whereby shareholders may send communications directly to its attention. Any shareholders desiring to communicate with our Board of Directors, or one or more specific members of our Board of Directors, should communicate in writing addressed to the specified addressees c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands or in an e-mail to info@uai.ky.

Director Compensation

The form and amount of director compensation is determined by the Board of Directors based on recommendations by our Nominating and Governance Committee. We believe that director compensation should not only be competitive, but also fair and reasonable in light of our directors’ background and experiences, as well as the overall time, effort, and complexity involved in carrying out their responsibilities as directors. In determining the form and amount of consideration to be paid to our non-employee directors, we strive to ensure that director compensation does not exceed customary levels by critically evaluating the amount and form of consideration that we directly or indirectly pay to each director and to organizations with which a director is affiliated, so as not to jeopardize any director’s independence.

To align the objectives of our directors and our shareholders, as well as to retain directors for an extended period, our directors receive annual retainers for Board of Directors and Committee service and meeting fees payable in either (1) cash, (2) a combination of cash and restricted shares, or (3) 100% in restricted shares at the election of the director. The number of Class A common shares to be issued to a director under our Share Incentive Plan is determined by dividing the amount of compensation to be issued by the closing market price of Class A common shares on the NASDAQ Global Select Market on the last business day of the preceding calendar quarter. In addition, the director receives a cash payment (a gross-up) in the amount of (1) the par value ($.0001) for each Class A common share awarded and (2) the percentage of all applicable federal and state withholding taxes associated with such director’s election to receive 100% of his compensation in Class A common shares. None of our directors has elected to receive payment entirely in the form of cash. Shares issued to directors under the Share Incentive Plan are fully vested on the applicable payment date, but they may not be transferred, sold or otherwise disposed of by the director unless and until (1) there is a change in control of UAI, (2) such director passes away, or (3) at least one year has elapsed since the date the director ceased to serve on our Board of Directors. These restrictions on transfer, sale and disposition are designed to ensure that our directors maintain a long-term perspective when overseeing our operations. Amounts earned by our directors for their service in fiscal year 2009 are set forth below.

The amount of the annual retainer each non-employee director was eligible to receive for service in fiscal year 2009 was: (1) $75,000 for the Chairman; (2) $65,000 for all non-employee directors; (3) an additional $30,000 for non-employee directors who serve on the Audit Committee in a capacity other than Chairperson of such Committee; (4) an additional $30,000 for non-employee directors who serve on the Investment Committee in a capacity other than Chairperson of such Committee; (5) an additional $30,000 for non-employee directors who serve on the Nominating in Governance Committee; (6) an additional $50,000 for the non-employee director who chairs the Compensation Committee; (7) an additional $65,000 for the non-employee director who chairs the Audit Committee; and (8) an additional $50,000 for the non-employee director who chairs the Investment Committee.

All non-employee directors receive (a) $5,000 for each Board of Directors meeting attended and each meeting of any Committee of the Board of Directors attended in person and $1,000 for each Board of Directors meeting attended and each meeting of any Committee of the Board of Directors attended by telephonic means and (b) reimbursement for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and its Committees.

The following table provides compensation information for fiscal year 2009 for each member of our Board of Directors.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash(1)	Awards(2)	Awards	Compensation	Earnings	Compensation(3)	Total

Saul A. Fox	$5	$307,044	—	—	—	$329,971	$637,020
Larry A. Frakes(4)	—	—	—	—	—	—	—
Stephen A. Cozen	3	212,607	—	—	—	177,995	390,605
Robert Fleischer(5)	1	58,547	—	—	—	66,015	124,563
Seth J. Gersch	3	204,362	—	—	—	219,621	423,986
James R. Kroner(6)	136,201	92,966	—	—	—	—	229,167
Chad A. Leat(7)	3	159,085	—	—	—	179,378	338,466
Michael J. Marchio	3	182,097	—	—	—	158,713	340,813

(1)	Includes the par value ($.0001) for each share awarded and cash component of director fees.

(2)	Represents the aggregate grant date fair value of share-based compensation granted in 2009 as calculated in accordance with FASB ASC Topic 718. See Note 13 of our consolidated financial statement contained in our Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying valuation of equity awards.

(3)	Includes tax-gross up.

(4)	Mr. Frakes does not earn fees for his service as a Director. Please see the Compensation Discussion and Analysis and the Summary Compensation Table for disclosure related to Mr. Frakes, who is also our President and Chief Executive Officer.

(5)	Mr. Fleischer was appointed to the Board of Directors effective February 10, 2009 and resigned from the Board of Directors effective June 8, 2009.

(6)	Mr. Kroner’s compensation includes director fees paid in cash in January 2010, but earned in 2009 and excludes the director fees paid in cash in 2009, but earned in 2008.

(7)	Mr. Leat was appointed to the Board of Directors effective February 10, 2009.

Required Vote

The seven nominees receiving the highest number of votes cast by the shareholders present in person or by proxy at the Annual General Meeting will be elected directors.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The appointment of an independent registered public accounting firm is approved annually by the Audit Committee. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for 2010. As a matter of good corporate governance, the Audit Committee submits its selection of the independent registered public accounting firm to our shareholders for ratification at the Annual General Meeting. In addition, shareholders will be asked to authorize our Board of Directors acting through its Audit Committee to set the fees for PwC. If the shareholders do not ratify the appointment of PwC, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.

A representative of PwC is expected to be available telephonically to respond to appropriate questions from shareholders. The representative will also have the opportunity to make a statement if he or she desires.

Information Regarding Our Independent Registered Public Accounting Firm

The following table shows the fees that were billed to us by PwC for professional services rendered for the fiscal years ended December 31, 2009 and December 31, 2008.

Fee Category	2009	2008

Audit Fees	$1,061,529	$1,046,270
Audit-Related Fees	—	—
Tax Fees	1,332,630	251,827
All Other Fees	21,000	9,500

Total Fees	$2,415,159	$1,307,597

Audit Fees

This category includes fees for the audit of our annual financial statements and review of interim quarterly financial statements included on our quarterly reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” This category would include fees for services performed in connection with audits of our 401(k) plans and review of our registration statements and prospectuses. For 2009 and 2008, no fees were paid to PwC for such services.

Tax Fees

This category includes fees for tax compliance, tax advice, and tax planning. The services provided included tax advice and assistance with tax compliance and reporting to federal, state and foreign taxing authorities. The increase in tax fees is primarily related to the Company’s redomestication efforts.

All Other Fees

This category includes fees for products and services provided by PwC that are not included in the categories described above. For 2009 and 2008, the amount of “All Other Fees” consists of fees for on-line accounting research services and compensation surveys, as well as recruiting fees for our Bermuda insurance entity.

Pre-Approval of Services

To ensure that our independent registered public accounting firm maintains the highest level of independence, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. The Audit Committee preapproved 94% of the fees for non-audit services performed by PwC during the year ended December 31, 2009. The services that were not pre-approved were subsequently approved by the Audit Committee before PwC completed their 2009 audit. To assure that the provision of these services does not impair the independence of PwC, unless a type of service to be provided by PwC has been pre-approved in accordance with the Audit Committee Pre-Approval Policy, the Audit Committee’s separate pre-approval is required. Any proposed services exceeding the pre-approved cost levels set forth in the Audit Committee Pre-Approval Policy require the Audit Committee’s separate pre-approval. The Audit Committee Pre-Approval Policy only applies to services provided to us by our independent registered public accounting firm; it does not apply to similar services performed by persons other than our independent registered public accounting firm. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will at least annually, or more often as it deems necessary in its judgment, reassess and revise the Audit Committee Pre-Approval Policy. The Audit Committee most recently reassessed and approved its Audit Committee Pre-Approval Policy in December 2009.

Required Vote

The affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting will be required for the ratification of the appointment of PwC as our independent auditor for 2010 and the authorization of our Board of Directors acting through its Audit Committee to set fees for PwC.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT AUDITOR FOR 2010 AND THE AUTHORIZATION OF OUR BOARD OF DIRECTORS ACTING THROUGH ITS AUDIT COMMITTEE TO SET THE FEES FOR PWC.

PROPOSAL THREE: VARIOUS MATTERS CONCERNING
WIND RIVER REINSURANCE COMPANY, LTD.

General

Under our amended and restated memorandum and articles of association, if we are required or entitled to vote at a general meeting of certain of our non-U.S. subsidiaries, our Board of Directors must refer the matter to our shareholders and seek authority from our shareholders for our corporate representative or proxy to vote in favor of the resolutions proposed by these subsidiaries. We are submitting the matters described below concerning our subsidiary, Wind River, to our shareholders for their approval at the Annual General Meeting. Our Board of Directors will cause our corporate representative or proxy to vote our shares in Wind River in the same proportion as the votes received at the Annual General Meeting from our shareholders on the matters proposed by this subsidiary, which require the affirmative vote of a majority of the votes cast by the shareholders entitled to vote and present in person or by proxy at the Annual General Meeting.

We are the sole shareholder of Wind River. It is proposed that we be authorized to vote in favor of the following matters at the annual general meeting of Wind River.

Proposal 3(A) — Election of Directors and Alternate Director

The board of directors of Wind River has nominated three persons for election as directors and one person for election as an alternate director whose terms will expire at the 2011 annual general meeting of shareholders of Wind River, or when their successors are duly elected and qualified. If any of the nominees becomes unable to or declines to serve prior to the election at the annual general meeting of Wind River, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the board of directors of Wind River may nominate.

Set forth below is biographical information concerning the persons nominated for election as directors of Wind River:

Alan Bossin, 59, has served on the board of directors of Wind River since October 2003 and as counsel at Appleby Hunter Bailhache, a Hamilton, Bermuda based law firm, since 1999. Prior to joining Appleby Hunter Bailhache, Mr. Bossin served as a lawyer at Blaney McMurty Stapells Friedman, a Toronto, Canada based law firm. From 1987 through 1998, Mr. Bossin was employed by the global insurance broker Johnson & Higgins Ltd (later Marsh & McLennan) as Canadian general counsel, and from 1983 through 1986, Mr. Bossin served as counsel at Insurance Bureau of Canada, the Toronto, Canada based national property and casualty insurance trade association. Mr. Bossin attended the University of Guelph and obtained an LL.B. from the University of Windsor in 1979. He is a member of both the Law Society of Upper Canada and the Bermuda Bar.

Larry A. Frakes, 58, has served on the board of directors of Wind River since April 2007. For additional information, see the biographical information for Mr. Frakes in Proposal One.

Troy W. Santora, 38, has served on the board of directors of Wind River since April 2009, as President of Wind River since August 2009 and was Wind River’s Senior Vice President from March 2009 through August 2009. From March 2005 through March 2009, Mr. Santora held positions of increasing responsibility with United America Insurance Group and most recently served as Vice President — Reinsurance & Risk Management. From July 2003 through March 2005, Mr. Santora was a Reinsurance Analyst with Reliance Insurance Company. From December 2002 through July 2003, Mr. Santora was Assistant Vice President of Garnet Captive Services, LLC. From July 2002 through December 2002, Mr. Santora was Co-Founder and Principal of Coastline Capital Solutions. From April 2000 through July 2002, Mr. Santora held various positions with Commonwealth Risk. From May 1996 through April 2000, Mr. Santora held various positions with Reliance Insurance Company. He received his Bachelor of Business & Administration from Temple University’s Fox School of Business.

Set forth below is biographical information concerning the person nominated for election as alternate director of Wind River:

Janita Burke, 35, has served as an alternate director to Alan Bossin to the board of directors of Wind River since October 2003 and as a partner at the law firm of Appleby Hunter Bailhache where she has been employed since 1999. Prior to joining Appleby Hunter Bailhache, Ms. Burke was a pupil from 1998 through

1999 at Bermuda Government — Attorney General’s Chambers in Hamilton, Bermuda. Ms. Burke received a LLB (Honors) Degree from the University of Warwick.

Proposal 3(B) — Appointment of Independent Auditor

The board of directors of Wind River has appointed PricewaterhouseCoopers, Hamilton, Bermuda, as the independent auditor of Wind River for the fiscal year ending December 31, 2010. At the Annual General Meeting, shareholders will be asked to ratify this appointment. Representatives of the firm are not expected to be present at the meeting.

Other Matters

In addition to the matters set forth above for which we are soliciting your proxy, we expect that the financial statements of Wind River for the year ended December 31, 2009, together with the report of the independent auditors in respect of these financial statements, will be presented for approval at the annual general meeting of Wind River in accordance with Bermuda law. We will refer this matter to our shareholders present in person and entitled to vote at the Annual General Meeting. We are not asking you for a proxy with respect to this matter and you are requested not to send us a proxy with respect to this matter.

We know of no other specific matter to be brought before the annual general meeting of Wind River that is not referred to in this Proxy Statement. If any other matter properly comes before the annual general meeting of Wind River, our corporate representative or proxy will vote in accordance with his or her judgment on such matter.

Required Vote

Our Board of Directors will cause our corporate representative or proxy to vote the shares in Wind River in the same proportion as the votes received at the Annual General Meeting from our shareholders on the above proposals.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND ALTERNATE DIRECTOR OF WIND RIVER, AND THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT AUDITOR OF WIND RIVER FOR 2010.

ADDITIONAL INFORMATION

Executive Officers

Set forth below is certain biographical information with respect to the executive officers of UAI who do not also serve on our Board of Directors or on the board of directors of Wind River Reinsurance Company, Ltd. (“Wind River”). The biography for Mr. Frakes, our President and Chief Executive Officer, is set forth above under the caption “Nominees for Director” in Proposal One. The biography for Mr. Santora, President of Wind River is set forth above under the caption “Proposal 3(A) — Election of Directors and Alternate Director” in Proposal Three. In this Proxy Statement, the terms “United National Group”, “Diamond State Group”, and “Penn-America Group” include the insurance and related operations conducted by United National Insurance Company, an indirect wholly-owned subsidiary of UAI (“UNIC”) and its subsidiaries, including American Insurance Adjustment Agency, Inc., Diamond State Insurance Company (“DSIC”), J.H. Ferguson and Associates, LLC, United America Insurance Services, LLC, United National Casualty Insurance Company, United National Specialty Insurance Company, Penn-America Insurance Company, Penn-Star Insurance Company and Penn-Patriot Insurance Company. The term “United America Insurance Group” refers to the insurance and related operations conducted by the United National Group, Diamond State Group, and Penn-America Group.

Thomas M. McGeehan, 52, has served as our Senior Vice President and Chief Financial Officer since December 2009. From May 2008 to December 2009, Mr. McGeehan was our Interim Chief Financial Officer. Mr. McGeehan was appointed United America Indemnity, Ltd.’s Corporate Controller in September 2005 and became a Vice President in February 2006. He joined United America Indemnity, Ltd.’s predecessor companies in May 2001 as Vice President and Controller from Colonial Penn Insurance Company, a subsidiary of General Electric Financial Assurance, where he worked from 1985 until 2001, ultimately serving as Assistant Vice President Finance / Marketing & Accounting. Mr. McGeehan received a Bachelor’s of Business Administration from Temple University; a Master of Business Administration from La Salle University; and a Master of Taxation from Villanova University.

David Myers, 59, has served as President of Diamond State Group since November 2007. From January 2001 until December 2006, Mr. Myers served as Senior Vice President of Everest National Insurance Company. Prior thereto, Mr. Myers was employed with CIGNA, a property and casualty insurance company, for 27 years in positions of increasing responsibility and most recently Vice President — Custom Accounts, Commercial Insurance Services. Mr. Myers received his Bachelor of Science in Business Administration from Alfred University in 1972.

J. Scott Reynolds, 45, has served as President of United National Group since July 2008. From 2006 through July 2008, Mr. Reynolds served as President of the Specialty Underwriting Division of AmWINS Group, Inc. From 2002 through 2006, Mr. Reynolds served as Chief Actuary for AmWINs. Prior to his time at AmWINS, Mr. Reynolds was a Manager at Royal & Sun Alliance responsible for all commercial lines pricing, filings and statistical reporting. Mr. Reynolds began his career in 1987 at Royal & Sun Alliance within its actuarial department and later served as Division Actuary of Liberty Mutual’s Business Markets Division. Mr. Reynolds received his Bachelor’s of Science in Statistics from Appalachian State University in 1987 and is an Associate of the Casualty Actuarial Society.

Matthew Scott, 49, has served as President of Penn-America Group since June 2009. From April 2008 through June 2009, Mr. Scott was the Senior Vice President of Casualty Brokerage of Diamond State Group. From October 2007 through April 2008, Mr. Scott was Vice President of Business Development of Diamond State Group. Previously, Mr. Scott served as an executive in the Strategic Markets Unit of White Mountains’ subsidiary, OneBeacon Insurance Company. Mr. Scott began his career in 1986 at Sigel Insurance Group, where he was ultimately appointed Vice President, Sales. In 1998, Mr. Scott joined CGU Insurance Company as Vice President, Specialty Business Development. CGU Insurance Company was acquired by White Mountains Insurance Group in 2001. Mr. Scott previously served on the Board of American Centennial Insurance Company, a White Mountains company. He received his Bachelor of Arts from Franklin & Marshall College and his Master of Science in Insurance Management from Boston University.

Compensation Committee Report

The Compensation Committee has reviewed the following Compensation Discussion and Analysis with our management, and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee — Fiscal Year 2009

Stephen A. Cozen, Chairperson
Saul A. Fox
Michael J. Marchio

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis focuses on the compensation of the executive officers listed in the Summary Compensation Table that follows (the “named executive officers”). The named executive officers for 2009 were Larry A. Frakes, President and Chief Executive Officer, United America Indemnity, Ltd.; Thomas M. McGeehan, Senior Vice President and Chief Financial Officer, United America Indemnity, Ltd.; J. Scott Reynolds, President, United National Group; David J. Myers, President, Diamond State Group; and Troy W. Santora, President, Wind River Reinsurance Company, Ltd.

The following is a discussion of our objectives and philosophies regarding executive officer compensation, as well as the actions taken in 2009 and the compensation paid to executive officers with respect to 2009 performance.

Committee Activities and Compensation Paid to Named Executive Officers With Respect to 2009

The Compensation Committee and the Section 162(m) Committee met several times in 2009 and took a variety of actions relating to the hiring, retention, 2009 compensation and separation of our executives. Actions of the Compensation Committee and the Section 162(m) Committee included: approving an amended and restated employment agreement with our Chief Executive Officer; approving increases in the base salaries of certain named executive officers; setting targets and thereafter reviewing and approving incentive compensation with respect to 2009; approving equity incentive plans for our named executive officers; approving employment agreements and compensation packages for new named executive officers; approving the form of employment and restrictive covenant agreements to be used for named executive officers and other executives throughout the organization; and, approving the delegation of specified authorities to our Chief Executive Officer within narrowly defined parameters. The Compensation Committee or the Board of Directors has approved the compensation and the employment agreements for all of our named executive officers. However, the Board of Directors has delegated to the Chief Executive Officer the right to approve salaries of up to $250,000 and $200,000 for senior vice presidents and vice presidents, respectively; grants of up to 15,000 and 2,500 shares of stock for senior vice presidents and vice presidents, respectively; grants of up to 15,000 and 2,500 options for senior vice presidents and vice presidents, respectively, and up to $50,000 and $35,000 in signing bonuses for senior vice presidents and vice presidents, respectively.

Our Compensation Philosophy

Our primary goals in structuring compensation opportunities for our executive officers are: (1) fostering achievement of corporate performance objectives; (2) recognizing participants’ contributions to corporate success; and (3) attracting and retaining quality professionals. We apply a consistent compensation philosophy for all executive officers. This philosophy is based on the premise that our achievements result from the coordinated efforts of all employees, including our executive officers, working toward our business objectives. The Compensation Committee designed and refines the executive compensation program to support the overall objective of maximizing long-term shareholder value by aligning the interests of executives with the interests of shareholders and by rewarding executives for achieving corporate and individual objectives.

Generally, we structure our executives’ total compensation packages to be within the range of compensation paid by our peer companies to their executives. We consider our peer companies to be those who are similarly-sized, operating in the insurance industry and emphasizing long-term incentive compensation in structuring their own executives’ compensation packages. We believe that such competitor comparison provides a suitable balance between the competitive nature of our business, the attendant need to recruit and retain talented executives, and the Compensation Committee’s strong desire to ensure that our executives do not receive compensation in excess of their peers or disproportionate to their contributions to our long-term success and shareholder value. We believe, however, that our emphasis on performance and shareholder return with a long-term perspective may result in compensation opportunities that differentiate our practices from those of our peers. In short, our executives will be well compensated if, and only if, they create value for our shareholders over a period of several years.

We use three primary components of executive compensation to satisfy our compensation objectives: base salary, performance-based annual cash bonus incentives through our Amended and Restated Annual Incentive Awards Program, and long-term equity incentive opportunities through options and awards of restricted stock pursuant to our Share Incentive Plan. Our policies with respect to these components are discussed below.

Base Salary

The Compensation Committee uses base salary to compensate executives at salary levels comparable to the levels used by other companies within our peer group. We participate in the Property Casualty Insurance Compensation Survey, currently administered by Mercer on an annual basis. While the companies that participate in this survey may vary from one year to the next, the following companies were all participants in the most recent survey: ACUITY; Amica Mutual Insurance Company; Argo Group US; Auto Club Group; Central Insurance Companies; Crum & Forster; FBL Financial Group, Inc.; FCCI Insurance Group; Harleysville Insurance; Metropolitan Property and Casualty Insurance Company; OneBeacon Insurance; PMA Capital Corporation; QBE Regional Insurance; Scottsdale Insurance (a subsidiary of Nationwide); Selective Insurance Company of America; Swiss Re; The Main Street America Group; Utica National Insurance Group; Westfield Group; and Zenith National Insurance Corporation. Our goal is to set base salary levels at approximately the 50th percentile of this peer group.

The Compensation Committee reviews base salaries on an annual basis to determine whether such salaries continue to fall within a competitive range relative to this peer group. Base salaries for our named executive officers were initially set in the executives’ employment agreements with us and have been increased in subsequent years in connection with merit increases, which generally relate to individual past performance and enhanced professional responsibilities. In setting the chief executive officer’s base salary and in evaluating the chief executive officer’s recommendations for the base salaries of the other named executive officers, the Compensation Committee generally weighs a variety of factors, including individual past performance, potential with us, level and scope of responsibility and relative fairness among the executive officers. In April 2009, upon the recommendation of management and in its discretion, the Compensation Committee awarded increases in base salary to Messrs. McGeehan and Myers of 3.2% and 9.1%, respectively. The increase for Mr. McGeehan was awarded in recognition of his contributions to the Company, particularly with respect to the successful execution of his responsibilities as Interim Chief Financial Officer. The increase for Mr. Myers was awarded after an evaluation of his base salary as compared to other Company executives, with particular focus on the other business unit Presidents, as well as comparisons to other similar positions at peer companies. In December of 2009, Mr. McGeehan received an additional 25% increase in base salary in recognition of his promotion to Senior Vice President and Chief Financial Officer. An internal review of other salary levels assisted in determining the appropriate salary level for Mr. McGeehan.

Annual Cash Bonus Incentives

Our annual cash bonus opportunities are generally designed to motivate executives to focus on the performance of the division, subsidiary, or unit for which they have primary responsibility. Annual cash bonuses are paid through our Amended and Restated Annual Incentive Awards Program, pursuant to which the Compensation Committee and the Section 162(m) Committee establish the criteria and objectives that must be met during the applicable performance period in order for an executive officer to earn an annual bonus. The criteria relate to certain objective performance goals, such as net income, operating income and underwriting income as well as individual performance expectations. Operating income is a non-GAAP financial measure used by management as a measure of performance. It is calculated as net income less after-tax net realized investment gains (losses), less after-tax gain and one-time charges from discontinued operations, less any after-tax extraordinary gains or losses. Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure. Underwriting income is a non-GAAP financial measure used by management as a measure of profitability. It is calculated as net premiums earned less net losses and loss adjustment expenses, less acquisition costs and other underwriting expenses. The amounts of the annual bonuses payable to our named executive officers are dependent, in large measure, on our performance with respect to performance targets. The extent to which actual performance exceeds or falls short of target performance directly results in a corresponding increase or decrease in the bonus amounts payable.

Mr. Frakes’ employment agreement sets forth his target bonus. After the completion of each bonus year, a performance score for such year is determined by the Board by dividing (1) the actual consolidated net income per share of UAI (adjusted to account for all items of gain, loss, or expenses determined by the Board to be unanticipated and/or extraordinary) determined on an accident year basis by (2) the projected consolidated net income per share of UAI (determined on an accident year basis). This performance score must be greater than 90% of projected consolidated net income for Mr. Frakes to receive any bonus. Under Mr. Frakes’ employment agreement, if all targets were met, generally, one-third of his bonus would be paid in restricted stock and the remainder would be paid in cash. Messrs. Myers, Scott, and Santora have bonus targets in their employment agreements, but the performance criteria are established by the Board of Directors annually. These bonus targets for Messrs. Myers, Scott and Santora are based primarily on underwriting income targets for the businesses that such named executive officers run. The agreements for Messrs. Myers, Scott, and Santora are generally structured so that one-third of their bonus would be paid in restricted stock and two-thirds would be payable in cash. Mr. McGeehan is also eligible to receive annual incentive awards under his employment agreement. He currently participates in the same plans that cover other employees and officers in United America. These plans provide Mr. McGeehan the opportunities to receive awards in cash and restricted stock.

With respect to 2009, Mr. Frakes’ annual bonus opportunities related primarily to our consolidated net income per share target as required by the terms of his employment agreement, including adjustments thereto as determined by the Board for unanticipated and/or extraordinary items. For 2009, the consolidated net income per share target was set at $1.81. Mr. McGeehan’s cash bonus opportunity for 2009 was based upon the Company’s U.S. insurance subsidiaries achieving underwriting income of $6.745 million. Although the Company did not meet that target, Mr. McGeehan was awarded a discretionary bonus in the amount of $75,000 in recognition of his overall outstanding dedication and performance. The bonus opportunities for each of Messrs. Reynolds, Myers and Santora are set forth in their respective employment agreements. For 2009, the Board of Directors established accident year targets and/or other target performance measures for determining bonus amounts for each of Messrs. Reynolds, Myers and Santora. For Mr. Reynolds, these bonus targets consisted of: (1) gross written premiums for 2009 for United National Group of $117,465,000, (2) loss ratio on an accident year basis for United National Group (excluding run-off business) of 61.9, (3) expense ratio on an accident year basis for United National Group (excluding run-off business) of 36.5, (4) combined ratio on an accident year basis for United National Group (excluding run-off business) of 98.4, (5) GAAP Underwriting Income on an accident year basis for United National Group (excluding run-off business) of $1,343,000, (6) development of a marketing plan that generates submissions for new programs and (7) generation of $50 million of new business through a number of new programs in

2009. For Mr. Myers, these bonus targets consisted of: (1) gross written premiums for 2009 for Diamond State Group of $141,500,000, (2) loss ratio on an accident year basis for Diamond State Group (excluding run-off business) of 50.1, (3) expense ratio on an accident year basis for Diamond State Group (excluding run-off business) of 40.3, (4) combined ratio on an accident year basis for Diamond State Group (excluding run-off business) of 90.4, (5) GAAP Underwriting Income on an accident year basis for Diamond State Group (excluding run-off business) of $8,322,000, (6) establishment of branch offices to service property, general liability and professional lines in a number of cities during the first and the second quarter of 2009, and completion of winding down one of the Company’s branch offices by year-end, (7) establishment of a quality network of wholesale brokers for each newly established branch office and (8) expansion of in-house agency’s producer base countrywide to retailers on new Diamond State Group web product. For Mr. Santora, these bonus targets consisted of: (1) gross written premiums for 2009 for Wind River of $71,477,000, (2) combined ratio on an accident year basis for Wind River of 84.9, (3) Underwriting Income on an accident year basis for Wind River of $6,055,000, (4) outsourcing of accounting function to a third party vendor, (5) development of a number of key relationships with brokers that submit business that meet our treaty risk and size parameters and (6) execution of a treaty in 2009 that meets treaty risk and size parameters. These bonus targets reflect each executive’s responsibilities and a day-to-day emphasis on generating profits. If bonuses are earned, two-thirds will generally be paid in cash and the remainder in restricted stock. Of the named executive officers eligible to receive a bonus, only Messrs. Frakes and Santora met their targets and received a full bonus. Mr. Myers received only 50% of his bonus opportunity as he did not meet the established bonus targets for (1) gross written premium, (2) expense ratio, (3) combined ratio or (4) GAAP Underwriting Income. Mr. Reynolds did not meet his bonus targets and did not receive a bonus.

In addition to the annual bonus as described above, Mr. McGeehan was paid a discretionary bonus award of $150,000 on March 15, 2010. This discretionary bonus was awarded on February 11, 2009 and was payable to Mr. McGeehan provided that he remained an employee in good standing and fulfilled his service requirements through February 2010. The bonus was not based on specific targets, but rather was awarded by the Board of Directors, in their discretion, in recognition of Mr. McGeehan’s outstanding effort and performance.

The Compensation Committee believes that the targets which are set each year are challenging, but within reach for a talented executive team. The Compensation Committee is also empowered to exercise negative discretion and reduce the bonuses otherwise payable to any of our employees if the Compensation Committee determines that particular corporate results were achieved without significant personal contributions by the particular employee. We may also clawback bonuses in accordance with the Sarbanes-Oxley Act of 2002 if our financial statements are restated.

Long-term Equity Incentives

Because short-term results do not, by themselves, accurately reflect the performance of a company in our industry or the return realized by our shareholders, our executive officers are also eligible to receive equity awards under our Share Incentive Plan. Equity awards are an important component of our compensation policies and are designed to motivate recipients to act from the perspective of a long-term owner. We also believe that providing executive officers with equity ownership: (1) serves to align the interests of executive officers with shareholders by creating a direct link between compensation and shareholder return, (2) creates a significant, long-term interest in our success and (3) aids in the retention of key executive officers in a competitive market for executive talent.

The Compensation Committee approves all grants of equity compensation to our executive officers and employees as it deems appropriate to achieve the goals set forth above and establishes the time or times at which equity will be awarded under our Share Incentive Plan. To promote our goals of attracting and retaining talented executives, equity awards usually vest over certain periods of time subject to continued employment in good standing, with vesting contingent in certain instances on the attainment of performance goals. Equity awards that are made upon an executive’s commencement of employment are also often contingent on the executive’s purchase of restricted stock to ensure that the executive is a shareholder with a significant personal investment in UAI.

We make all equity grants to our named executive officers pursuant to the Share Incentive Plan. Each of Messrs. Frakes, Myers, Santora and Reynolds is eligible to receive equity awards pursuant to the Share Incentive Plan in connection with his annual bonus opportunity. Such annual bonus opportunities are described in more detail above under “Annual Cash Bonus Incentives.” In general, one-third of each bonus is payable in restricted stock with the remaining two-thirds payable in cash. The aggregate amounts of such bonuses for Messrs. Frakes, Myers, Santora and Reynolds are determined on the basis of performance targets set forth in their respective employment agreements and described above under “Annual Cash Bonus Incentives.” Restricted stock granted as part of such annual bonus awards generally vests in increments of 25% per year over four years. The following awards were granted in 2010 to named executive officers other than Mr. McGeehan with respect to 2009 performance on the basis of the performance of each named executive officer in relation to the performance criteria set forth above under “Annual Cash Bonus Incentives”: (1) Mr. Frakes was awarded a total bonus of $1,575,000, with $350,000 awarded in restricted stock; (2) Mr. Myers was awarded a total bonus of $200,000, with $66,667 awarded in restricted stock; (3) Mr. Santora was awarded a total bonus of $100,000, all of which was in cash; and (4) Mr. Reynolds did not meet his bonus targets for 2009 and did not receive a bonus. Although Mr. McGeehan’s employment agreement sets forth his bonus opportunities, the terms thereof, including the portion payable in restricted stock, if any, is set by the Board of Directors annually. See “Annual Cash Bonus Incentives” for a description of the performance targets for 2009 for each of our named executive officers.

For the 2009 performance year, Mr. McGeehan is the only named executive officer eligible to receive stock awards pursuant to the Share Incentive Plan on the basis of the following two performance components: (1) return on equity equal to at least 10% and (2) the results of an “accident year” look-back. The return on equity component of 2009 performance provided Mr. McGeehan with a range of bonus opportunities starting at 9% of his base salary if return on equity was equal to 10% and continuing up to 50% of his base salary if return on equity was 15% or greater. Because the Company did not achieve the minimum return on equity target of 10% for 2009, the Company did not award any stock to Mr. McGeehan in connection with the return on equity component of 2009 performance.

With respect to the second component, as of December 31, 2012, the Company will recalculate losses and loss adjustment expenses and operating income for 2009. With respect to the 2009 accident year, Mr. McGeehan is eligible to receive stock with a value equal to between 15% and 25% of his annual base salary at December 31, 2009, based upon the achievement of between 85% and 100% of planned operating income. Fully vested stock will be granted to Mr. McGeehan in 2013 as long as (1) losses and loss adjustment expenses for the 2009 accident year are no greater than those which were originally presented for the 2009 accident year, (2) operating income for the 2009 accident year is at least 85% of planned operating income and (3) Mr. McGeehan continues to be employed and in good standing. The tentative award level for Mr. McGeehan for the 2009 accident year look-back component is 15.5% of his base salary, or $46,500, which (based on the Company’s stock price as of December 31, 2009) would result in a grant of 5,871 shares.

For the 2006 performance year, Messrs. Santora and McGeehan were the only named executive officers eligible to receive stock awards in connection with the accident year look-back component. Although Mr. Santora is not eligible to receive equity awards in connection with the accident year look-back component for 2009 performance, he was eligible for such awards for 2006, prior to his becoming Senior Vice President, and then President, of Wind River. In 2010, following the re-evaluation of 2006 accident year performance, Mr. Santora was awarded 375 shares of fully vested stock, with a grant date fair value equal to $2,565, in respect of 2006 accident year performance, and Mr. McGeehan was awarded 2,122 shares of fully vested stock, with a grant date fair value equal to $14,514, in respect of 2006 accident year performance.

With respect to stock options, the Compensation Committee sets the exercise price per share at the closing price of our stock on the date of grant. In accordance with an amendment to our Share Incentive Plan, which was approved by shareholders at an Extraordinary General Meeting held on January 28, 2008, stock options may be repriced without shareholder approval. When the Company selects equity grant dates or the Compensation Committee convenes a meeting, it does not consider material non-public information or the pending release of such information.

Equity Compensation Opportunities

In 2006, we took significant steps towards moving to a system of smaller but more frequent awards of equity compensation under our Share Incentive Plan to our executive officers. We continued with this approach in 2009.

As discussed under “Long-term Equity Incentives”, our senior executives were given the opportunity to participate in two equity compensation plans with respect to 2009 performance. See “Long-term Equity Incentives” for further detail on Mr. McGeehan’s equity incentives. We feel that giving time for 2009 accident year results to develop best reflects the nature by which we realize profits and losses and provides a powerful retention incentive for our senior executives. See Note 13 of the notes to the consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2009 for additional details.

Equity Ownership Generally

We have adopted certain policies with respect to equity compensation, all of which apply to our executive officers, such as policies regarding insider trading which prohibit trading during periods immediately preceding the release of material non-public information. We also permit executives to establish so-called Rule 10b5-1 trading plans, subject to the prior approval of our in-house Legal Department.

We expect our executive officers to maintain a significant personal ownership stake in our company. While we have not established stock ownership guidelines that are applicable to every executive, we may consider adopting such guidelines in 2010. Individual guidelines were established in connection with the employment agreements for Messrs. Frakes and Reynolds. Both Messrs. Frakes and Reynolds have stock ownership guidelines in their employment agreements of twice their annual compensation.

Other Benefits

Our executive officers are entitled to participate in the various benefits made available to our employees generally, including retirement plans, group health plans, paid vacation and sick leave, basic life insurance and short-term and long-term disability benefits. Furthermore, all of our directors and officers and the directors and officers of our subsidiaries are covered by our directors’ and officers’ liability insurance.

Employment Agreements

We have entered into employment agreements with most of our executive officers, as described in more detail below following the Summary Compensation Table. These agreements are important to the future of our business because our success depends, in part, upon the individual employees who represent us in dealings with our producers and the investment community, execute our business strategy, and identify and pursue strategic opportunities and initiatives. We believe that such agreements are helpful in providing our executives with some comfort regarding their duties and compensation in exchange for necessary restrictive covenants with respect to competitive activity, non-solicitation, and confidentiality during and following the executives’ employment with us. These covenants are particularly important in protecting our interests in what is an intensely competitive industry in which leveraging the personal relationships of our executives is critical to our success. The employment agreements also dictate the level and extent to which the executives receive post-termination compensation.

Developments in 2009

Appointment of Thomas M. McGeehan as Senior Vice President and Chief Financial Officer

On December 8, 2009, Mr. McGeehan was promoted to Senior Vice President and Chief Financial Officer. Mr. McGeehan was acting as Interim Chief Financial Officer since May 2008.

Appointment of Matthew B. Scott as President of Penn-America Group

On June 8, 2009, Mr. Scott was appointed as President of Penn-America Group following the resignation of Mr. McDowell.

Raymond H. (Scott) McDowell Resignation

On June 8, 2009, Mr. McDowell resigned as President of Penn-America Group.

Amendment of Employment Agreement with Mr. Frakes

On August 14, 2009, we and Larry Frakes entered into an amendment to his Amended and Restated Employment Agreement. The amendment modified the exercise price and vesting schedules of his 498,838 options to acquire Class A common shares. The purpose of the amendment was to continue to incentivize Mr. Frakes. In exchange for modifying the strike price of his options, the vesting period was extended.

Other Considerations

Perquisites

The material perquisites provided to our executives are relatively limited.

Review of Equity Granting Policies

Our Audit Committee has conducted a review of our equity compensation policies and practices and reported the results of its review to our Board of Directors. We have since concluded that there were no outstanding issues relating to any option “backdating” and that past practices with respect to option grants were appropriate.

Post-Employment Benefits, Severance and Change in Control Policy

The post-employment benefits available to our executive officers are subject to the terms of the executives’ employment agreements. Our executive officers are not provided with a supplemental retirement benefit plan or other pension beyond that of our normal 401(k) plan and the matching contributions therein.

We have established severance consistent with the market practices of our peer companies. The Compensation Committee and the Board of Directors approve appropriate severance policies for each executive officer designed to (1) compensate an executive who is involuntarily separated from us for reasons other than for “cause” and (2) compensate the executive to the extent the executive is subject to a post-termination non-compete agreement.

We have adopted a limited change in control policy designed to incentivize our executive officers to pursue transactions which benefit our shareholders. All of our named executive officers are entitled to accelerated vesting of their restricted stock and options in the event that we undergo a change in control while they are employed.

Impact of Accounting, Tax and Legal Considerations

With respect to taxes, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deduction that we may claim in any tax year with respect to compensation paid to the Chief Executive Officer and certain other named executive officers. Accordingly, the Compensation Committee and the Section 162(m) Committee monitor compensation paid to such executives so that steps may be taken to ensure that it is deductible under Section 162(m).

Certain types of “performance-based compensation” are exempted from the $1 million limit. Performance-based compensation can include income from stock options, performance-based restricted stock, and certain formula driven compensation that meets the requirements of Section 162(m). The Compensation Committee and the Section 162(m) Committee seek to structure performance-based and equity compensation for our named executive officers in a manner that complies with Section 162(m) in order to provide for the deductibility of such compensation. All compensation paid to our executive officers with respect to 2009 was deductible for purposes of Section 162(m).

Compensation is also affected by Section 409A of the Internal Revenue Code. Section 409A dictates the manner by which deferred compensation opportunities are offered to our employees and requires, among other things, that “nonqualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We operate our existing deferred compensation arrangements in accordance with Section 409A.

We also take into account Sections 280G and 4999 of the Internal Revenue Code when structuring compensation. These two sections relate to the imposition of excise taxes on executives who receive, and the loss of deductibility for employers who pay, “excess parachute payments” made in connection with a change in control. Because these taxes dampen the incentives we provide to our executives to pursue a beneficial transaction for our shareholders, we often structure our compensation opportunities in a manner that reduces the impact of Sections 280G and 4999.

Conclusion

Based on our review and analysis, we believe that each element of compensation and the total compensation provided to each of our named executive officers is reasonable and appropriate. The value of the compensation payable to our executives is heavily dependent on our performance and the investment return realized by our shareholders. Furthermore, we believe our executives’ total compensation opportunities are comparable to those that our competitors offer to their executives. We believe these compensation opportunities allow us to attract and retain talented executives who have helped and who will continue to help us grow as we look to the years ahead.

Executive Compensation

Summary Compensation Table

The following table shows information concerning the compensation for the 2007, 2008, and 2009 fiscal years paid to our named executive officers.

									Change in
									Pension
									Value and
									Nonqualified
								Non-Equity	Deferred
Name and						Stock	Option	Incentive Plan	Compensation	All Other
Principal Position	Year		Salary	Bonus		Awards(1)	Awards(2)	Compensation(3)	Earnings	Compensation		Total

Larry A. Frakes,	2009		$623,077	—		—	$481,379	$1,225,000	—	$24,311	(5)	$2,353,767
President and Chief	2008		600,000	—		321,927	1,430,120	—	—	774		2,352,821
Executive Officer, UAI	2007	(4)	373,846	—		7,809	3,681,886	643,836	—	—		4,707,377
Thomas M. McGeehan,	2009	(6)	251,840	75,000		126,400	—	—	—	14,589	(8)	467,829	(14)
Senior Vice President and	2008		230,699	150,000	(7)	58,565	—	—	—	12,110		451,374
Chief Financial Officer, UAI	2007		222,856	—		73,457	—	95,300	—	12,167		403,780
J. Scott Reynolds,	2009		363,462	—		225,004	—	—	—	14,991	(10)	603,457
President, United National	2008	(9)	141,346	251,920		1,399,000	—	—	—	$3,658		1,795,924
Group	2007		—	—		—	—	—	—	—		—
David J. Myers,	2009		$304,808	—		—	—	133,333	—	10,704	(11)	448,845
President, Diamond State	2008		275,000	—		—	—	—	—	10,323		285,323
Group	2007		21,154	—		233,520	—	—	—	1,329		256,003
Troy W. Santora,	2009	(12)	213,692	—		—	—	113,953	—	102,398	(13)	430,043	(15)
President, Wind River	2008		133,269	—		15,418	—	—	—	8,154		156,841
	2007		104,337	30,123		12,994	—	—	—	6,381		153,835

(1)	The amounts listed represent the aggregate grant date fair value of restricted stock granted in 2009 and prior fiscal years for the named executive officers in accordance with FASB ASC Topic 718. See Note 13 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying valuation of equity awards.

(2)	The amounts listed represent the aggregate grant date fair value of stock options granted in 2009 and prior fiscal years for the named executive officers in accordance with FASB ASC Topic 718. See Note 13 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying valuation of equity awards.

(3)	Non-Equity Incentive Plan Compensation is earned with respect to the year indicated, but paid to recipients in subsequent fiscal years. For Mr. Frakes, the 2009 amount includes $612,500 of a deferred restricted cash bonus that is contingent upon the future development of 2009 results in addition to continued employment criteria.

(4)	Mr. Frakes’ employment commenced May 10, 2007.

(5)	For 2008, includes premiums paid for life insurance benefits. For 2009 includes $804 in premium paid for life insurance and $23,507 as part of the tax gross up for restricted stock.

(6)	Mr. McGeehan was promoted to Senior Vice President and Chief Financial Officer effective December 8, 2009. Prior to that time, he was our Interim Chief Financial Officer.

(7)	Bonus granted in recognition of 2008 performance, but not paid until 2010.

(8)	For 2007, amount represents matching contributions under our 401(k) plan in the amount of $11,737 and $430 paid for life insurance benefits. For 2008, amount includes matching contributions under our 401(k) plan in the amount of $11,696 and $414 paid for life insurance benefits. For 2009, includes matching contributions under our 401(k) plan in the amount of $14,143 and $446 paid for life insurance benefits.

(9)	Mr. Reynolds’ employment with United National Group commenced July 28, 2008.

(10)	For 2008, includes matching contributions under our 401(k) plan in the amount of $3,589 and $69 premium paid for life insurance benefits. For 2009, includes a matching contribution under our 401(k) plan in the amount of $14,700 and $291 premium paid for life insurance benefits.

(11)	For 2007, amount represents matching contributions under our 401(k) plan in the amount of $1,269 and $60 paid for life insurance benefits. For 2008, amount includes matching contributions under our 401(k) plan in the amount of $9,519 and $804 paid for life insurance benefits. For 2009, includes matching contributions under our 401(k) plan in the amount of $9,900 and $804 paid for life insurance benefits.

(12)	Mr. Santora has been the President of Wind River since August 2009 and was the Senior Vice President of Wind River from March 2009 to August 2009.

(13)	For 2007, amount represents matching contributions under our 401(k) plan in the amount of $6,260 and $121 paid for life insurance benefits. For 2008, amount includes matching contributions under our 401(k) plan in the amount of $7,996 and $158 paid for life insurance benefits. For 2009, includes the following payments and contributions: $74,249 for housing allowance, $13,328 of employee’s portion of Bermuda employment tax, $649 of employee’s portion of health and related expenses, $1,313 payment of employee’s portion of Bermuda social insurance contributions, matching contributions under our 401(k) plan in the amount of $12,822 and $37 paid for life insurance benefits.

(14)	Mr. McGeehan was also granted 2,122 shares at a market price of $6.84 on February 9, 2010. The number of shares granted on February 9, 2010 had been determined in 2007 based on 2006 performance. However, the final approval of the grant in 2010 by the Board of Directors was contingent on the subsequent development of the 2006 results, measured as of the end of 2009.

(15)	Mr. Santora was also granted 375 shares at a market price of $6.84 on February 9, 2010. The number of shares granted on February 9, 2010 had been determined in 2007 based on 2006 performance. However, the final approval of the grant in 2010 by the Board of Directors was contingent on the subsequent development of the 2006 results, measured as of the end of 2009.

Grants of Plan-Based Awards During 2009

The following table shows information concerning grants of plan-based awards made by UAI in 2009 to its named executive officers. The equity awards reflected in the table were granted under our Share Incentive Plan.

										All Other
									All Other	Option		Grant
									Stock Awards:	Awards:	Exercise	Date Fair
			Estimated Future Payouts			Estimated Future Payouts			Number	Number	or Base	Value of
			Under Non-Equity			Under Equity			of Shares of	of Securities	Price of	Stock and
	Grant		Incentive Plan Awards			Incentive Plan Awards			Stock	Underlying	Option	Option
Name	Date		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards

Larry A. Frakes	9/14/09	(1)	—	$1,225,000	—	—	—	—	—	249,419	$11.90	$2,438,696	(4)
	9/14/09	(1)	—	—	—	—	249,419	—	—	—	11.90	3,154,689	(4)
Thomas M. McGeehan(2)	12/8/09		—	—	—	—	—	—	16,000	—	7.90	126,400
J. Scott Reynolds(3)	3/11/09		—	—	—	—	—	—	20,776	—	10.83	225,004
David J. Myers(5)			—	133,333	—	—	—	—	—	—	—	—
Troy W. Santora(6)			—	113,953	—	—	—	—	—	—	—	—

(1)	Pursuant to an amendment to Mr. Frakes’ employment agreement entered into between the Company and Mr. Frakes, on September 14, 2009, 249,419 time based options (with an aggregate value at the time of cancellation of $2,188,653) and 249,419 performance based options (with an aggregate value at the time of cancellation of $2,923,352) held by Mr. Frakes, each with an exercise price of $20.05 per share, were cancelled and replaced with 249,419 time based options (with an aggregate grant date fair value of $2,438,696) and 249,419 performance based options (with an aggregate grant date fair value of $3,154,689), each with an exercise price of $11.90 per share. 25% of the time based options with an exercise price of $11.90 per share vested on September 14, 2009. The remaining time based options with an exercise price of $11.90 per share vest in equal amounts on December 31, 2010, December 31, 2011 and December 31, 2012. The performance based options with an exercise price of $11.90 per share vest in four tranches, each representing 25% of the total award, and provisionally vest on September 14, 2009, December 31, 2010, December 31, 2011 and December 31, 2012. Vesting of the performance based options with an exercise price of $11.90 per share is subject to achievement of performance targets as set forth in Mr. Frakes’ employment agreement. If these performance targets are not achieved, subsequent vesting opportunities, which are based on alternative performance criteria, occur on April 30, 2012 and April 30, 2013.

(2)	Represents a restricted stock award granted to Mr. McGeehan pursuant to his employment agreement. The award was granted at the closing price of $7.90 on December 8, 2009 and vests 25% on December 8, 2010, 25% on December 8, 2011, 25% on December 8, 2012 and 25% on December 8, 2013.

(3)	Represents a restricted stock award granted on March 11, 2009 pursuant to the Share Incentive Plan. Please note that the award was granted at the closing price of $10.83 on February 11, 2009, the date the award was approved by the Board of Directors. 34% of the shares vested on January 1, 2010, 33% of the Shares will vest on January 1, 2011 and 33% on January 1, 2012.

(4)	Grant date fair value calculated pursuant to FASB ASC Topic 718.

(5)	Represents cash bonus earned in 2009 and paid in 2010.

(6)	Represents cash bonus earned in 2009 and paid in 2010.

Employment Agreements

Larry A. Frakes

Mr. Frakes has an employment agreement with UAI, which was amended and restated effective as of February 5, 2008 and further amended on August 14, 2009. The initial term of the agreement is from May 10, 2007 through December 31, 2011, subject to an automatic renewal on a year to year basis in the absence of notice by either party to terminate the agreement. Under the agreement, Mr. Frakes is to receive an annual base salary of $600,000. Mr. Frakes was eligible to receive an annual bonus for the 2008 calendar year equal to $1,500,000 with one-third payable in restricted stock vesting over four years and two-thirds payable in cash. In respect of each full calendar year during the term, commencing with 2008, we will provide Mr. Frakes with an annual bonus opportunity based upon the achievement of certain consolidated net income targets as approved by the Compensation and Section 162(m) Committees. Such awards, if achieved, are to be paid in both cash and restricted shares. The first $500,000 shall be payable in restricted shares, and with respect to calendar year 2008-2010, shall vest at the rate of 25% per year over four years. Thereafter, any restricted shares awarded shall vest at the rate of 33 1/3% per year over three years. Any annual bonus amount earned in excess of the first $500,000 shall be paid in cash, with 50% of such amount paid within 30 days of the approval of such bonus by our Board of Directors. The remaining 50% shall be retained for three years. After such three-year period, the performance score for the original bonus year shall be redetermined and any retained amounts, after being increased or reduced, shall then be paid to Mr. Frakes, along with a deemed investment return thereon. Receipt of the retained cash amounts and vesting in restricted shares are both subject to certain continued employment requirements. Subject to continued employment, Mr. Frakes shall also be entitled to a cash payment to cover the federal and state tax liability associated with the vesting of such restricted shares.

Under the agreement, Mr. Frakes purchased 50,000 of our Class A common shares at an aggregate purchase price of over $1,000,000. These shares are not transferable except in limited instances. Mr. Frakes also received 394,496 options to acquire our Class A common shares, with an exercise price equal to $25.32. These options were canceled and 498,838 options to acquire our Class A common shares, with an exercise price equal to $20.05 were granted effective February 5, 2008. 50% of such options were time vesting options and vested at the rate of 25% per year over four years. The remaining 50% were performance vesting options and vested at the rate of up to 25% per year over four years, subject to achievement of certain performance targets by Mr. Frakes. The exercise price and vesting schedule of these options was modified effective August 14, 2009 so that Mr. Frakes now has 498,838 options to acquire our Class A common shares with an exercise price of $11.90. 50% of such options are time vesting options and shall vest at the rate of 25% on each of September 14, 2009, December 31, 2010, December 31, 2011 and December 31, 2012. The remaining 50% continue to be performance vesting options and shall vest at a rate of 25% on each of September 14, 2009, December 31, 2010, December 31, 2011 and December 31, 2012. All provisionally vested performance vesting options shall conclusively vest as of the 120th day following a two-year consecutive period of either calendar 2010 and 2011 or 2011 and 2012, if our annual return on equity and annual increase in gross written premiums exceeded the results achieved by more than 50% of a group of our publicly-traded peers. The intent of the cancellation of the prior options and the grant of new options in February 2008 was to align the strike price of the options with the average price of the shares purchased by Mr. Frakes. The purpose of the latest amendment to his employment agreement was to continue to incentivize Mr. Frakes. In exchange for modifying the strike price of his options, the vesting period was extended as described above. All options, including unvested and provisionally vested options, shall vest conclusively upon a change in control of UAI, if it is determined that the price of our shares grew at or in excess of a 15% compounded annual rate during the period beginning as of the effective date of the employment agreement and ending as of the date of the change in control. Option vesting is subject to certain continued employment requirements.

Mr. Frakes’ employment may be terminated at any time by our Board of Directors or by Mr. Frakes upon three months written notice. If a termination is for “cause” (as such term is defined in the employment agreement), death or disability, Mr. Frakes shall be entitled to receive all accrued, but unpaid, base salary, and any vesting of restricted stock and/or options shall cease. If Mr. Frakes’ employment is terminated without cause or for “good reason” (as such term is defined in the employment agreement), Mr. Frakes shall receive severance payments equal to his monthly base salary multiplied by months served, which is capped at 18 months, (less any amounts paid during the applicable notice period), continued benefits for 18 months, and continued vesting in awarded restricted stock and provisionally vested performance vesting options. For 18 months following Mr. Frakes’ termination for any reason, Mr. Frakes shall be subject to certain non-compete, non-solicit and confidentiality obligations.

Thomas M. McGeehan

Mr. McGeehan has an executive employment agreement with UAI. The initial employment term is from December 8, 2009 through December 31, 2012, with additional one-year renewal terms unless either party gives 120 days’ prior written notice of non-renewal to the other.

The agreement provides that Mr. McGeehan is entitled to an annual base salary of not less than $300,000, which is subject to review each year the agreement is in effect, commencing with calendar year 2010, and an award of 16,000 restricted Class A shares, vesting in one-fourth equal installments on each anniversary of the date of grant. Mr. McGeehan is eligible for an annual bonus, conditioned on the achievement of goals and objectives determined by the Board of Directors for each fiscal year. Mr. McGeehan is eligible to participate in a Cash Incentive Bonus plan. The Cash Incentive Bonus plan provides Mr. McGeehan an opportunity to earn a bonus equal to 20.0% of his base salary if United America Indemnity Group, Inc. and its subsidiaries GAAP underwriting income is at least 85% of plan GAAP underwriting income up to a maximum of 60% of his annual base salary if GAAP underwriting income is 120% or greater of plan GAAP underwriting income. For the 2009 performance year, Mr. McGeehan is eligible to receive stock awards pursuant to the Share Incentive Plan on the basis of the following performance components: (1) return on equity achievement and (2) the results of an “accident year” look-back. Although the Company did not award any stock to Mr. McGeehan on the basis of the return on equity component of 2009 performance because return on equity results did not exceed the minimum 10% performance threshold, the return on equity component provided Mr. McGeehan with a range of bonus opportunities starting at 9% of his base salary if return on equity was equal to 10% and continuing up to 50% of his base salary if return on equity was 15% or greater. Although the Company calculated losses and loss adjustment expenses and operating income at the end of the 2009 accident year, it will not make a stock award to Mr. McGeehan on the basis of the accident year look-back component of 2009 performance until 2013 after the Company recalculates losses and loss adjustment expenses and operating income and certifies the relevant targets as of December 31, 2012. Fully vested stock will be granted to Mr. McGeehan in 2013 in respect of the 2009 accident year look-back as long as (1) losses and loss adjustment expenses for the 2009 accident year are no greater than those which were originally presented for the 2009 accident year, (2) operating income for the 2009 accident year is at least 85% of planned operating income and (3) Mr. McGeehan continues to be employed and in good standing. The tentative award level for Mr. McGeehan for the 2009 accident year look-back is 15.5% of his base salary, or $46,500, which (based on the Company’s stock price as of December 31, 2009) would result in a grant of 5,871 shares.

Under the agreement, we may terminate Mr. McGeehan for “cause” or if he becomes “disabled” (as such terms are defined in the agreement) or upon his death, in which case Mr. McGeehan would be entitled to his then full annual direct salary through the date of termination of employment. Mr. McGeehan would not be entitled to payment of any unpaid bonus or incentive award.

If we terminate Mr. McGeehan without “cause” or Mr. McGeehan resigns as a result of the relocation of our principal executive offices or the business relocation of Mr. McGeehan (in both cases without us offering Mr. McGeehan a reasonable relocation package), we have agreed to severance pay equal to his monthly base salary multiplied by 12 months, payable in 12 equal monthly installments, subject to Mr. McGeehan’s execution of a general release, complying with his post-termination obligations under the agreement and further adjustment for the equity compensation package granted to Mr. McGeehan. During this severance period, we are also obligated to maintain any medical and health plan in which Mr. McGeehan participates until the earlier of the end of the severance period or Mr. McGeehan becoming eligible for coverage by another employer and subject to Mr. McGeehan continuing to bear his share of coverage costs.

For 12 months following Mr. McGeehan’s termination for any reason, Mr. McGeehan shall be subject to certain non-compete, non-solicit and confidentiality obligations.

J. Scott Reynolds

Mr. Reynolds has an executive employment agreement with UNIC. The initial term of the agreement is from July 28, 2008 through December 31, 2011. The agreement provides for an initial employment term through December 31, 2011, with additional one-year renewal terms unless either party gives 120 days’ prior written notice of non-renewal to the other.

The agreement provides that Mr. Reynolds is entitled to an annual direct salary of not less than $350,000, which is subject to review on an annual basis. Commencing with the 2008 accident year, Mr. Reynolds is also eligible for an annual bonus, conditioned on the achievement of performance targets included in our Amended and Restated Annual Incentive Awards Program. If a bonus is earned, two-thirds is payable in cash and one-third is payable in restricted stock. If Mr. Reynolds remains an employee in good standing through the expiration of the initial term, he may upon notice elect to accelerate the vesting of any then unvested restricted shares previously granted.

Under the agreement, UNIC may terminate Mr. Reynolds for “cause” or if he becomes “disabled” (as such terms are defined in the agreement) or upon his death, in which case Mr. Reynolds would be entitled to his then full annual direct salary through the date of termination of employment. Mr. Reynolds would not be entitled to payment of any unpaid bonus or incentive award.

If UNIC terminates Mr. Reynolds without “cause” or he resigns as a result of the relocation of the principal executive offices of UNIC or the business relocation of Mr. Reynolds (in both cases without UNIC offering Mr. Reynolds a reasonable relocation package), UNIC has agreed to severance pay of 12 months, payable monthly, and subject to the execution of a general release, complying with his post-termination obligations under the agreement and further adjustment for the equity compensation package granted to Mr. Reynolds. During this severance period, UNIC is also obligated to maintain any medical, health, and accident plan or arrangement in which Mr. Reynolds participates until the earlier of the end of the severance period or Mr. Reynolds becoming eligible for coverage by another employer and subject to Mr. Reynolds continuing to bear his share of coverage costs.

For a period of 12 months following Mr. Reynolds’ termination for any reason, Mr. Reynolds shall be subject to certain non-compete, non-solicit and confidentiality obligations.

David J. Myers

Mr. Myers has an executive employment agreement with DSIC. The initial term of the agreement is from November 26, 2007 through December 31, 2010, with additional one-year renewal terms unless either party gives 120 days’ prior written notice of non-renewal to the other.

The agreement provides that Mr. Myers is entitled to an annual direct salary of not less than $275,000 and an award of 12,000 restricted Class A shares, vesting in one-third equal installments on each anniversary of the date of the grant. Commencing with the 2008 accident year, Mr. Myers is also eligible for an annual bonus opportunity of $400,000, conditioned on the achievement of accident year targets and/or other target performance measures as recommended by the chairman of UAI and as approved by the Board of Directors. If a bonus is earned, two-thirds is payable in cash and one-third is payable in restricted stock. If Mr. Myers remains an employee in good standing through the expiration of the initial term, he may upon notice elect to accelerate the vesting of any then unvested restricted shares previously granted.

Under the agreement, DSIC may terminate Mr. Myers for “cause” or if he becomes “disabled” (as such terms are defined in the agreement) or upon his death, in which case Mr. Myers would be entitled to his then full annual direct salary through the date of termination of employment. Mr. Myers would not be entitled to payment of any unpaid bonus or incentive award.

If DSIC terminates Mr. Myers without “cause” or Mr. Myers resigns as a result of the relocation of the principal executive offices of DSIC or the business relocation of Mr. Myers (in both cases without DSIC offering Mr. Myers a reasonable relocation package), DSIC has agreed to severance pay equal to his monthly base salary multiplied by 12 months, payable in 12 equal monthly installments, subject to Mr. Myers’ execution of a general release, complying with his post-termination obligations under the agreement and further adjustment for the equity compensation package granted to Mr. Myers. During this severance period, DSIC is also obligated to maintain any medical or health and accident plan or arrangement in which Mr. Myers participates until the earlier of the end of the severance period or Mr. Myers becoming eligible for coverage by another employer and subject to Mr. Myers continuing to bear his share of coverage costs.

For a period of 12 months following Mr. Myers’ termination for any reason, Mr. Myers shall be subject to certain non-compete, non-solicit and confidentiality obligations.

Troy W. Santora

Mr. Santora has an executive employment agreement with Wind River. The initial term of the agreement is from November 15, 2009 through June 9, 2012, with additional one-year renewal terms unless either party gives 120 days’ prior written notice of non-renewal to the other, subject to a successful application for the renewal of Mr. Santora’s work permit and/or ability of Mr. Santora to be granted a work permit. If Wind River and Mr. Santora do not reach agreement on a new, written agreement at the expiration of the initial term, and subject to the existence of a current work permit permitting Mr. Santora to continue to be employed with Wind River, Mr. Santora shall continue his employment with Wind River on the same terms of his agreement.

The agreement provides that Mr. Santora is entitled to an annual direct salary of not less than $250,000. With respect to the annual bonus for 2009, Mr. Santora was also eligible for a bonus opportunity recommended by our Chief Executive Officer and as approved by the Board of Directors. Commencing with the 2010 accident year, Mr. Santora is also eligible for an annual bonus opportunity of $300,000, conditioned on the achievement of accident year targets and/or other target performance measures as recommended by our Chief Executive Officer and as approved by the Board of Directors. If a bonus is earned, two-thirds is payable in cash and one-third is payable in restricted stock. In addition, Mr. Santora is entitled to receive an allowance for housing and travel.

Under the agreement, Wind River may terminate Mr. Santora for “cause” or if he becomes “disabled” (as such terms are defined in the agreement) or upon his death, in which case Mr. Santora would be entitled to his then full annual direct salary through the date of termination of employment. Mr. Santora would not be entitled to payment of any unpaid bonus or incentive award.

If Wind River terminates Mr. Santora without “cause”, Wind River has agreed to severance pay equal to his monthly base salary multiplied by 12 months, payable in 12 equal monthly installments, subject to Mr. Santora’s execution of a general release, complying with his post-termination obligations under the agreement and further adjustment for the equity compensation package granted to Mr. Santora. During this severance period, Wind River is also obligated to maintain any medical or health and accident plan or arrangement in which Mr. Santora participates until the earlier of the end of the severance period or Mr. Santora becoming eligible for coverage by another employer and subject to Mr. Santora continuing to bear his share of coverage costs.

For a period of 12 months following Mr. Santora’s termination for any reason, Mr. Santora shall be subject to certain non-compete, non-solicit and confidentiality obligations.

Outstanding Equity Awards at December 31, 2009

The following table shows information concerning outstanding equity awards at December 31, 2009 made by UAI to its named executive officers.

	Option Awards							Stock Awards
												Equity
												Incentive
											Equity	Plan
				Equity							Incentive	Awards:
				Incentive							Plan	Market
				Plan							Awards:	or Payout
				Awards:						Market	Number of	Value of
	Number of	Number of		Number of				Number of		Value of	Unearned	Unearned
	Securities	Securities		Securities				Shares or		Shares or	Shares,	Shares,
	Underlying	Underlying		Underlying				Units of		Units of	Units or	Units or
	Unexercised	Unexercised		Unexercised		Option		Stock		Stock	Other Rights	Other Rights
	Options	Options		Unearned		Exercise	Option	That Have		That Have	That Have	That Have
	(#)	(#)		Options		Price	Expiration	Not Vested		Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable		(#)		($)	Date	(#)		($)(13)	(#)	($)

Larry A. Frakes	62,355	187,064	(1)	—		$11.90	9/14/19	—		$—	—	$—
	—	—		249,419	(2)	$11.90	9/14/19	—		—	—	—
	—	—		—		—	—	12,121	(3)	95,998	—	—
Thomas M. McGeehan	7,200	—		—		$17.00	12/16/13	—		—	—	—
	10,800	—		—		$17.00	12/16/13	—		—	—	—
	—	—		—		—	—	957	(4)	7,579	—
	—	—		—		—	—	1,940	(5)	15,365	—	—
	—	—		—		—	—	16,000	(6)	126,720	—	—
J. Scott Reynolds	—	—		—		—	—	67,500	(7)	534,600	—	—
	—	—		—		—	—	20,776	(8)	164,546	—	—
David J. Myers	—	—		—		—	—	4,000	(9)	31,680	—	—
Troy W. Santora	—	—		—		—	—	1,000	(10)	7,920	—	—
	—	—		—		—	—	169	(11)	1,338	—	—
	—	—		—		—	—	511	(12)	4.047	—	—

(1)	Mr. Frakes has 62,355 options that will vest on December 31, 2010, 62,355 options that will vest on December 31, 2011 and 62,354 options that will vest on December 31, 2012.

(2)	Mr. Frakes’ performance vesting options have not vested conclusively. For details regarding Mr. Frakes’ performance vesting options, see the description of his employment agreement under “Employment Agreements.”

(3)	Mr. Frakes has 4,040 shares that vested on February 27, 2010, 4,040 shares that will vest on February 27, 2011 and 4,041 shares that will vest on February 27, 2012.

(4)	Mr. McGeehan has 957 shares that vested on January 1, 2010.

(5)	Mr. McGeehan has 970 shares that vested on January 1, 2010 and 970 shares that will vest on January 1, 2011.

(6)	Mr. McGeehan has 4,000 shares that will vest on December 8, 2010, 4,000 shares that will vest on December 8, 2011, 4,000 shares that will vest on December 8, 2012 and 4,000 shares that will vest on December 8, 2013.

(7)	Mr. Reynolds has 22,500 shares that will vest on July 28, 2010, 22,500 shares that will vest on July 28, 2011 and 22,500 shares that will vest on July 28, 2012.

(8)	Mr. Reynolds has 6,926 shares that vested on January 1, 2010, 6,925 shares that will vest on January 1, 2011 and 6,925 shares that will vest on January 1, 2012.

(9)	Mr. Myers has 4,000 shares that will vest on November 26, 2010.

(10)	Mr. Santora has 500 shares that vested February 16, 2010 and 500 shares that will vest February 16, 2011.

(11)	Mr. Santora has 169 shares that vested on January 1, 2010.

(12)	Mr. Santora has 256 shares that vested on January 1, 2010 and 255 shares that will vest on January 1, 2011.

(13)	Value based on the December 31, 2009 closing share price of $7.92 per share.

Options Exercised and Stock Vested in 2009

In 2009, no options were exercised by our named executive officers. For Mr. Frakes, 4,040 of his shares vested. For Mr. McGeehan, 1,957 of his shares vested. For Mr. Reynolds, 22,500 of his shares vested. For Mr. Myers, 4,000 of his shares vested. For Mr. Santora, 933 of his shares vested.

The following table shows the options exercised and stock vested in 2009.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting

Larry A. Frakes(1)	—	—	4,040	34,421
Thomas M. McGeehan(2)	—	—	1,957	24,052
J. Scott Reynolds(3)	—	—	22,500	132,525
David J. Myers(4)	—	—	4,000	27,160
Troy W. Santora(5)	—	—	933	10,572

(1)	Pertains to February 27, 2009 vesting.

(2)	Pertains to January 1, 2009 vesting.

(3)	Pertains to July 28, 2009 vesting.

(4)	Pertains to November 26, 2009 vesting.

(5)	Pertains to January 1, 2009 vesting of 433 shares and the vesting of 500 shares on February 16, 2009.

Pension Benefits in 2009

None of our named executive officers participate in or have account balances in any defined benefit plans sponsored by us.

Nonqualified Deferred Compensation in 2009

None of our named executive officers participate in any nonqualified deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change in Control

The following is a summary of the agreements and plans that provide for payment to our current named executive officers at, following, or in connection with any termination, including resignation, severance, retirement or constructive termination, or with a change in control or a change in the named executive officer’s responsibilities.

Larry A. Frakes

Under his employment agreement with us, Mr. Frakes’ employment may be terminated at any time by our Board of Directors or by Mr. Frakes upon three months written notice with or without cause, upon his death or disability.

•	Termination by Us for Cause, Termination by Death or Disability. If we terminate Mr. Frakes’ employment for cause, death or disability, Mr. Frakes is entitled to receive all accrued, but unpaid, base salary, and any vesting of restricted shares and/or options shall cease. For details regarding Mr. Frakes’ salary, restricted shares, and options, see the description of Mr. Frakes’ employment agreement under “Employment Agreements.”

Under Mr. Frakes’ employment agreement, “cause” means (1) the engaging by Mr. Frakes in malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (2) the material violation by Mr. Frakes of certain provisions of his employment agreement or share/option agreements after notice from us and a failure to cure such violation within 10 days of the notice (to the extent the Board of Directors reasonably determines such violation is curable and subject to notice), (3) a breach by Mr. Frakes of any representation or warranty in his employment agreement or share/option agreements, (4) the determination by our Board of Directors that Mr. Frakes has exhibited incompetence or gross negligence in the performance of his duties, (5) receipt of a final written directive or order of any governmental body or entity having jurisdiction over us requiring termination or removal of Mr. Frakes, (6) Mr. Frakes being charged with a felony or other crime involving moral turpitude, or (7) Mr. Frakes substantially failing to perform his duties after notice from us and failure to cure such non-performance within 10 days of our notice (to the extent our Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interest policies and code of conduct applicable to all of our employees and senior executives.

Under Mr. Frakes’ employment agreement, “disability” occurs when a licensed physician selected by us determines that Mr. Frakes is disabled and he is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any 12-month period.

•	Termination by Us Without Cause or Termination by the Executive for Good Reason. If Mr. Frakes’ employment is terminated by us without cause or by Mr. Frakes with good reason, Mr. Frakes is entitled to receive severance payments equal to his monthly base salary multiplied by months served (capped at 18) less any amounts paid during the relevant notice period and any taxes and withholdings, continued benefits for 18 months, and continued vesting in awarded restricted shares and provisionally vested performance vesting options. For details regarding Mr. Frakes’ salary, restricted shares, and options, see the description of Mr. Frakes’ employment agreement under “Employment Agreements.”

Under Mr. Frakes’ employment agreement, “good reason” means a willful and substantial reduction in his material responsibilities and reporting as provided for in the employment agreement which remains uncured for 30 days after written notice thereof is provided by Mr. Frakes to us setting forth in reasonable detail the alleged breach. Mr. Frakes must provide such written notice within 10 days of the event allegedly giving rise to good reason or such alleged event shall not provide a basis for such notice. A modification as to whom Mr. Frakes shall report resulting from a change in control does not constitute good reason.

•	Voluntary Termination. If Mr. Frakes voluntarily terminates his employment without good reason, we will pay him accrued and unpaid base salary through the termination date (less applicable withholding taxes). For details regarding Mr. Frakes’ salary, see the description of Mr. Frakes’ employment agreement under “Employment Agreements.”

•	Change in Control. Mr. Frakes received 498,838 options to acquire our Class A common shares with an exercise price of $11.90. 50% of such options shall be time vesting options and vest at the rate of 25% per year over four years. The remaining 50% are performance vesting options and vest at the rate of up to 25% per year over four years, subject to achievement of certain performance targets by Mr. Frakes. Unvested options may also vest upon a change in control of UAI if it is determined that the price of our shares appreciated in value by a 15% or greater annual compounded rate over the period of August 15, 2007 through the date of the change in control.

Assuming Mr. Frakes’ employment was terminated under each of these circumstances on December 31, 2009, and without taking into account any value assigned to Mr. Frakes’ covenant not to compete, such payments and benefits would have had an estimated value of:

		Value of Accelerated
		Equity and Performance
		Awards ($)
		Time and
	Base	Performance
	Salary ($)	Based	Restricted Stock	Other ($)		Total ($)

With Cause; Death; Disability; Voluntary Termination(1)	$—	$—	$—	$—		$—
Without Cause or For Good Reason	900,000	—	—	933	(2)	900,933
Change in Control(3)(4)	—	—	95,998	—		95,998

(1)	We would have no further obligation to Mr. Frakes, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)	The present value of medical and dental benefits was used to calculate this amount.

(3)	Assumes continued employment following a change in control. If Mr. Frakes were to be terminated without cause following a change in control, Mr. Frakes would be entitled to the severance set forth above in “Without Cause or For Good Reason” and the amount noted under “Restricted Stock” in “Change in Control.”

(4)	Although unvested options vest immediately upon a change in control, as of December 31, 2009, the options were “out of the money.” Therefore, no amount would be recognized. The restricted stock amount represents all unvested shares of restricted stock multiplied by the closing price of $7.92 on December 31, 2009.

Thomas M. McGeehan

Under Mr. McGeehan’s employment agreement with us, Mr. McGeehan’s employment may be terminated at any time by us with or without cause, or upon his death or disability or by Mr. McGeehan upon 90 days written notice.

•	Termination by Us for Cause, Death or Disability. If Mr. McGeehan’s employment is terminated because of death, disability, Mr. McGeehan’s resignation (other than as a result of our failure to offer a reasonable relocation package due to our relocation) or for cause, Mr. McGeehan would receive all accrued, but unpaid, base salary, and any vesting of restricted shares and/or options shall cease.

Under Mr. McGeehan’s employment agreement, “cause” means (1) Mr. McGeehan substantially failing to perform his material duties after notice from us and failure to cure such violation within 10 days of the notice (to the extent the Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interests policies and code of conduct applicable to all of our employees and senior executives, (2) the engaging by Mr. McGeehan in any malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (3) the material violation by Mr. McGeehan of certain provisions of his employment agreement or share/option agreements after notice from us and a failure to cure such violation within 10 days of the notice, (4) a breach by Mr. McGeehan of any representation or warranty in his employment agreement or share/option agreements, (5) the determination by the Board of Directors that Mr. McGeehan has exhibited incompetence or gross negligence in the performance of his duties, (6) receipt of a final written directive or order of any governmental body or entity having jurisdiction over us requiring termination or removal of Mr. McGeehan, or (7) Mr. McGeehan being charged with a felony or other crime involving moral turpitude.

Under his employment agreement, “disabled” means that Mr. McGeehan is disabled as certified by a licensed physician selected by us and is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any 12-month period.

•	Termination by Us Without Cause or Termination by the Executive for Good Reason. If we terminate Mr. McGeehan without cause or he resigns as a result of the relocation of our principal executive offices or the business relocation of Mr. McGeehan (in both cases without us offering Mr. McGeehan a reasonable relocation package), Mr. McGeehan is entitled to severance payments equal to his monthly base salary multiplied by 12 months, payable monthly, and subject to the execution of a general release, complying with his post-termination obligations under the agreement and further adjustment for the equity compensation package granted to him. During this severance period, we are also obligated to maintain any medical and dental plan in which Mr. McGeehan participates until the earlier of the end of the severance period or Mr. McGeehan becoming eligible for coverage by another employer and subject to Mr. McGeehan continuing to bear his share of coverage costs.

•	Change in Control. All of Mr. McGeehan’s unvested restricted shares and unvested options become vested upon a change in control of UAI. For details regarding Mr. McGeehan’s options, see the description of his employment agreement under “Employment Agreements.”

Assuming Mr. McGeehan’s employment was terminated under each of these circumstances on December 31, 2009, and without taking into account any value assigned to Mr. McGeehan’s covenant not to compete, such payments and benefits would have had an estimated value of:

		Value of Accelerated
		Equity and
		Performance
		Awards ($)
	Base	Time	Performance	Restricted
	Salary ($)	Based	Based	Stock	Other ($)		Total ($)

With Cause; Death; Disability; Voluntary Termination(1)	$—	$—	$—	$—	$—		$—
Without Cause or For Good Reason	300,000	—	—	—	13,350	(2)	313,350
Change in Control(3)(4)	—	—	—	149,664	—		149,664

(1)	We would have no further obligation to Mr. McGeehan, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)	The present value of medical and dental benefits was used to calculate this amount.

(3)	Assumes continued employment following a change in control. If Mr. McGeehan were to be terminated without cause following a change in control, Mr. McGeehan would be entitled to the severance set forth above in “Without Cause or For Good Reason” and the amount noted under “Restricted Stock” in “Change in Control.”

(4)	Although unvested options vest immediately upon a change in control, as of December 31, 2009, the options were “out of the money.” Therefore, no amount would be recognized. The restricted stock amount represents all unvested shares of restricted stock multiplied by the closing price of $7.92 on December 31, 2009.

J. Scott Reynolds

Under Mr. Reynolds’ employment agreement with UNIC, Mr. Reynolds’ employment may be terminated by UNIC with or without cause, or upon his death or disability or by Mr. Reynolds upon 90 days written notice.

•	Termination by UNIC for Cause, Death or Disability. If Mr. Reynolds’ employment is terminated because of death, disability, Mr. Reynolds’ resignation (other than as a result of UNIC’s failure to offer a reasonable relocation package due to UNIC’s relocation) or for cause, Mr. Reynolds would receive all accrued, but unpaid, base salary through the date of termination, and any vesting of restricted shares and/or options shall cease.

Under Mr. Reynolds’ employment agreement, “cause” means (1) Mr. Reynolds substantially failing to perform his duties after notice from UNIC and failure to cure such violation within 10 days of the notice (to the extent the Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interests policies and code of conduct applicable to all of our employees and senior executives, (2) the engaging by Mr. Reynolds in any malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (3) the material violation by Mr. Reynolds of certain provisions of his employment agreement or share/option agreements after notice from UNIC and a failure to cure such violation within 10 days of the notice, (4) a breach by Mr. Reynolds of any representation or warranty in his employment agreement or share/option agreements, (5) the determination by UNIC’s Board of Directors that Mr. Reynolds has exhibited incompetence or gross negligence in the performance of his duties, (6) receipt of a final written directive or order of any governmental body or entity having jurisdiction over us requiring termination or removal of Mr. Reynolds, or (7) Mr. Reynolds being charged with a felony or other crime involving moral turpitude.

Under his employment agreement, “disabled” means that Mr. Reynolds is disabled as certified by a licensed physician selected by us and is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any 12-month period.

•	Termination by UNIC Without Cause or Termination by the Executive for Good Reason. If UNIC terminates Mr. Reynolds without cause or he resigns as a result of the relocation of UNIC’s principal executive offices or the business relocation of Mr. Reynolds (in both cases without us offering Mr. Reynolds a reasonable relocation package), Mr. Reynolds is entitled to severance pay of 12 months, payable monthly, and subject to the execution of a general release, complying with his post-termination obligations under the agreement and further adjustment for the equity compensation package granted to him. During this severance period, we are also obligated to maintain any medical, health, and accident plan or arrangement in which Mr. Reynolds participates until the earlier of the end of the severance period or Mr. Reynolds becoming eligible for coverage by another employer and subject to Mr. Reynolds continuing to bear his share of coverage costs.

•	Change in Control. All of Mr. Reynolds’ unvested options become vested upon a change in control of UAI. For details regarding Mr. Reynold’s options, see the description of his employment agreement under “Employment Agreements.”

Assuming Mr. Reynolds’ employment was terminated under each of these circumstances on December 31, 2009, and without taking into account any value assigned to Mr. Reynolds’ covenant not to compete, such payments and benefits would have had an estimated value of:

		Value of Accelerated
		Equity and Performance
		Awards ($)
	Base	Time	Performance
	Salary ($)	Based	Based	Restricted Stock	Other ($)		Total ($)

With Cause; Death; Disability; Voluntary Termination(1)	$—	$—	$—	$—	$—		$—
Without Cause or For Good Reason	350,000	—	—	—	13,350	(2)	363,350
Change in Control(3)	—	—	—	699,146	—		699,146

(1)	We would have no further obligation to Mr. Reynolds, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)	The present value of medical and dental benefits was used to calculate this amount.

(3)	Assumes continued employment following a change in control. If Mr. Reynolds were to be terminated without cause following a change in control, Mr. Reynolds would be entitled to the severance set forth above in “Without Cause or For Good Reason” and the amount noted under “Restricted Stock” in “Change in Control.” The restricted stock amount represents all unvested shares of restricted stock multiplied by the closing price of $7.92 on December 31, 2009.

David J. Myers

Under Myers’ employment agreement with DSIC, Mr. Myers’ employment may be terminated by DSIC with or without cause, or upon his death or disability or by Mr. Myers upon ninety days written notice.

•	Termination by DSIC for Cause, Death or Disability. If Mr. Myers’ employment is terminated because of death, disability, Mr. Myers’ resignation (other than as a result of DSIC’s failure to offer a reasonable relocation package due to DSIC’s relocation) or for cause, Mr. Myers would receive all accrued, but unpaid, base salary through the date of termination, and any vesting of restricted shares and/or options shall cease.

Under Mr. Myers’ employment agreement, “cause” means (1) Mr. Myers substantially failing to perform his material duties after notice from DSIC and failure to cure such violation within 10 days of the notice (to the extent the Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interests policies and code of conduct applicable to all of our employees and senior executives, (2) the engaging by Mr. Myers in any malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (3) the material violation by Mr. Myers of certain provisions of his employment agreement or share/option agreements after notice from DSIC and a failure to cure such violation within 10 days of the notice, (4) a breach by Mr. Myers of any representation or warranty in his employment agreement or share/option agreements, (5) the determination by DSIC’s Board of Directors that Mr. Myers has exhibited incompetence or gross negligence in the performance of his duties, (6) receipt of a final written directive or order of any governmental body or entity having jurisdiction over us requiring termination or removal of Mr. Myers, or (7) Mr. Myers being charged with a felony or other crime involving moral turpitude.

Under his employment agreement, “disabled” means that Mr. Myers is disabled as certified by a licensed physician selected by us and is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any 12-month period.

•	Termination by DSIC Without Cause or Termination by the Executive for Good Reason. If DSIC terminates Mr. Myers without cause or he resigns as a result of the relocation of DSIC’s principal executive offices or the business relocation of Mr. Myers (in both cases without us offering Mr. Myers a reasonable relocation package), Mr. Myers is entitled to severance pay of 12 months, payable monthly, and subject to the execution of a general release, complying with his post-termination obligations under the agreement and further adjustment for the equity compensation package granted to him. During this severance period, we are also obligated to maintain any medical, health, and accident plan or arrangement in which Mr. Myers participates until the earlier of the end of the severance period or Mr. Myers becoming eligible for coverage by another employer and subject to Mr. Myers continuing to bear his share of coverage costs.

•	Change in Control. All of Mr. Myers’ unvested restricted shares and unvested options become vested upon a change in control of UAI. For details regarding Mr. Myers’ options, see the description of his employment agreement under “Employment Agreements.”

Assuming Mr. Myers’ employment was terminated under each of these circumstances on December 31, 2009, and without taking into account any value assigned to Mr. Myers’ covenant not to compete, such payments and benefits would have had an estimated value of:

		Value of Accelerated
		Equity and
		Performance
		Awards ($)
	Base	Time	Performance	Restricted
	Salary ($)	Based	Based	Stock	Other ($)	Total ($)

With Cause; Death; Disability; Voluntary Termination(1)	$—	$—	$—	$—	$—	$—
Without Cause or For Good Reason	275,000	—	—	—	10,410(2)	285,410
Change in Control(3)	—	—	—	31,680	—	31,680

(1)	We would have no further obligation to Mr. Myers, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)	The present value of medical and dental benefits was used to calculate this amount.

(3)	Assumes continued employment following a change in control. If Mr. Myers were to be terminated without cause following a change in control, Mr. Meyers would be entitled to the severance set forth above in “Without Cause or For Good Reason” and the amount noted under “Restricted Stock” in “Change in Control.” The restricted stock amount represents all unvested shares of restricted stock multiplied by the closing price of $7.92 on December 31, 2009.

Troy W. Santora

Under Mr. Santora’s employment agreement with Wind River, Mr. Santora’s employment may be terminated by Wind River with or without cause, or upon his death or disability or by Mr. Santora upon 90 days written notice.

•	Termination by Wind River for Cause, Death or Disability. If Mr. Santora’s employment is terminated because of death, disability, Mr. Santora’s resignation or for cause, Mr. Santora would receive all accrued, but unpaid, base salary through the date of termination, and any vesting of restricted shares and/or options shall cease.

Under Mr. Santora’s employment agreement, “cause” means (1) Mr. Santora substantially failing to perform his material duties after notice from Wind River and failure to cure such violation within 10 days of the notice (to the extent the Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interests policies and code of conduct applicable to all of our employees and senior executives, (2) the engaging by Mr. Santora in any malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (3) the material violation by Mr. Santora of certain provisions of his employment agreement or share/option agreements after notice from Wind River and a failure to cure such violation within 10 days of the notice, (4) a breach by Mr. Santora of any representation or warranty in his employment agreement or share/option agreements, (5) the determination by the Board of Directors that Mr. Santora has exhibited incompetence or gross negligence in the performance of his duties, (6) receipt of a final written directive or order of any governmental body or entity having jurisdiction over Wind River requiring termination or removal of Mr. Santora, or (7) Mr. Santora being charged with a felony or other crime involving moral turpitude.

Under his employment agreement, “disabled” means that Mr. Santora is disabled as certified by a licensed physician selected by Wind River and is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any 12-month period.

•	Termination by Wind River Without Cause or Termination by the Executive for Good Reason. If Wind River terminates Mr. Santora without cause, Mr. Santora is entitled to severance pay of 12 months, payable monthly, and subject to the execution of a general release, complying with his post-termination obligations under the agreement and further adjustment for the equity compensation package granted to him. During this severance period, Wind River is also obligated to maintain any medical, health, and accident plan or arrangement in which Mr. Santora participates until the earlier of the end of the severance period or Mr. Santora becoming eligible for coverage by another employer and subject to Mr. Santora continuing to bear his share of coverage costs.

•	Change in Control. All of Mr. Santora’s unvested restricted shares and unvested options become vested upon a change in control of UAI. For details regarding Mr. Santora’s options, see the description of his employment agreement under “Employment Agreements.”

Assuming Mr. Santora’s employment was terminated under each of these circumstances on December 31, 2009, and without taking into account any value assigned to Mr. Santora’s covenant not to compete, such payments and benefits would have had an estimated value of:

		Value of Accelerated
		Equity and Performance
		Awards ($)
	Base	Time	Performance	Restricted
	Salary ($)	Based	Based	Stock	Other ($)		Total ($)

With Cause; Death; Disability; Voluntary Termination(1)	$—	$—	$—	$—	$—		$—
Without Cause or For Good Reason	250,000	—	—	—	1,854	(2)	251,854
Change in Control(3)	—	—	—	13,306	—		13,306

(1)	We would have no further obligation to Mr. Santora, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)	The present value of medical and dental benefits was used to calculate this amount.

(3)	Assumes continued employment following a change in control. If Mr. Santora were to be terminated without cause following a change in control, Mr. Santora would be entitled to the severance set forth above in “Without Cause or For Good Reason” and the amount noted under “Restricted Stock” in “Change in Control.” The restricted sock amount represents all unvested shares of restricted stock multiplied by the closing price of $7.92 on December 31, 2009.

Equity Compensation Plan Information

The following table provides information concerning our equity compensation plans as of December 31, 2009:

Number of
Securities
	Number of		Remaining
	Shares to be		Available
	Issued Upon	Weighted-Average	for Future
	Exercise of	Exercise Price of	Issuance
	Outstanding	Outstanding	under Equity
	Options, Warrants	Options, Warrants	Compensation
Plan Category	and Rights	and Rights	Plans(1)

Equity compensation plans approved by shareholders	668,040	$12.83	2,701,694
Equity compensation plans not approved by shareholders	—	—	—
Total	668,040	$12.83	2,701,694

(1)	Does not include shares reflected in the column entitled “Number of shares to be issued upon exercise of outstanding options, warrants and rights.” In addition 1,127,806 restricted shares have been awarded or purchased under the Share Incentive Plan, of which 240,369 were forfeited and returned to the Share Incentive Plan. 742,829 shares have been issued due to the exercise of options.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is, or was during 2009, an employee or an officer of UAI or its subsidiaries. No executive officer of UAI served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of our Board of Directors or the Compensation Committee.

Code of Business Conduct and Ethics

On January 26, 2004, our Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of the directors, officers, and employees of UAI and its subsidiaries. Our Board of Directors most recently reviewed and approved the Code of Business Conduct and Ethics in December 2009. A copy of our Code of Business Conduct and Ethics is available on our website at www.uai.ky.

Principal Shareholders and Security Ownership of Management

The table on the following page sets forth certain information concerning the beneficial ownership of our common shares as of April 21, 2010, including the percentage of our total voting power such shares represent on an actual basis, by:

•	each of our executive officers;

•	each of our directors;

•	each holder known to us to hold beneficially more than 5% of any class of our shares; and

•	all of our executive officers and directors as a group.

As of April 21, 2010, the following share capital of United America Indemnity, Ltd. was issued and outstanding:

•	36,544,429 Class A common shares; and

•	24,122,744 Class B common shares, each of which is convertible at any time at the option of the holder into one Class A common share.

Based on the foregoing, and assuming each Class B common share is converted into one Class A common share, as of April 21, 2010, there would have been 60,667,173 Class A common shares issued and outstanding.

Except as otherwise set forth in the footnotes to the table, each beneficial owner has the sole power to vote and dispose of all shares held by that beneficial owner.

Principal Shareholders and Security Ownership of Management(1)

					Total	% As-
	Class A		Class B		Voting	Converted
Name and address of	Common Shares		Common Shares		Power(2)	Ownership(3)
Beneficial Owner**	Shares	%	Shares	%	%	%

Saul A. Fox(4)	32,374,355	53.4%	24,122,744	100%	89.8%	53.6%
Fox Paine & Company(5)	31,664,596	52.2%	24,122,744	100%	89.6%	52.8%
Hotchkis & Wiley Capital Management(6)	3,487,096	9.6%	—	—	1.3%	5.8%
Pzena Investment Management, LLC(7)	3,212,277	8.9%	—	—	1.2%	5.3%
Essex Equity Capital Management,	3,475,673	9.6%	—	—	1.3%*	5.7%
LLC(8)
Bank of America Corp.(9)	2,405,420	6.6%	—	—	*	4.0%
Larry A. Frakes(10)	221,522	*	—	—	*	*
J. Scott Reynolds(11)	119,778	*	—	—	*	*
Seth J. Gersch	100,049	*	—	—	*	*
Chad A. Leat	90,330	*	—	—	*	*
Stephen A. Cozen	79,374	*	—	—	*	*
James R. Kroner(12)	47,242	*	—	—	*	*
Michael J. Marchio	46,599	*	—	—	*	*
Thomas M. McGeehan(13)	43,062	*	—	—	*	*
David J. Myers	18,050	*	—	—	*	*
Matthew B. Scott	16,842	*	—	—	*	*
Raymond H. McDowell(14)	2,827	*	—	—	*	*
Troy W. Santora	2,000	*	—	—	*	*
Robert S. Fleischer	—	*	—	—	*	*
David R. Whiting	—	*	—	—	*	*
All directors and executive officers as a group (15)(consists of 15 persons)	33,162,030	54.9%	—	*	90.2%	54.9%

*	The percentage of shares beneficially owned does not exceed 1%.

**	Unless otherwise indicated, the address for each beneficial owner is c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9002, Cayman Islands.

(1)	The numbers of shares set forth in these columns are calculated in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934. As a result, these figures assume the exercise or conversion by each beneficial owner of all securities that are exercisable or convertible within 60 days of March 23, 2010. In particular, Class A common shares that may be acquired by a particular beneficial owner upon the conversion of Class B common shares are deemed to be outstanding for the purpose of computing the percentage of the Class A common shares owned by such beneficial owner but are not deemed to be outstanding for the purpose of computing the percentage of the Class A common shares owned by any other beneficial owner.

(2)	The percentages in this column represent the percentage of the total outstanding voting power of United America Indemnity, Ltd. that the particular beneficial owner holds. The numerator used in this calculation is the total votes to which each beneficial owner is entitled, taking into account that each Class B common share has ten votes, and the denominator is the total number of votes to which all outstanding shares of United America Indemnity, Ltd. are entitled, again taking into account that each Class B common share has ten votes.

(3)	The percentages in this column represent the percentage of the total outstanding share capital of United America Indemnity, Ltd. that a particular beneficial owner holds on an as-converted basis, assuming that each Class B common share is converted into one Class A common share. As of April 21, 2010, there were 42,617,139 Class A common shares outstanding on an as-converted basis. The numerator used in this calculation is the total number of Class A common shares each beneficial owner holds on an as-converted basis and the denominator is the total number of Class A common shares on an as-converted basis.

(4)	Mr. Fox is a shareholder of Fox Paine International GP, Ltd., which acts through its board of directors, which includes Mr. Fox. In addition, Mr. Fox is a member of Fox Paine & Company, LLC. Mr. Fox disclaims beneficial ownership of all shares held by U.N. Holdings (Cayman), Ltd. and each of the Co-Investment Funds, except to the extent of his indirect pecuniary interest in such shares through ownership of such entities. 709,759 of the Class A Common shares listed are held by Mercury Assets Delaware LLC. The sole member of Mercury Assets Delaware LLC is The Mercury Trust. Mr. Fox is the sole trustee of the Mercury Trust. Mr. Fox disclaims beneficial ownership of the Class A Common shares owned by Mercury Assets Delaware LLC except to the extent to his indirect pecuniary interest therein.

(5)	The security holders are: U.N. Holdings (Cayman), Ltd.; and U.N. Co-Investment Fund I (Cayman), L.P.; U.N. Co-Investment Fund II (Cayman), L.P.; U.N. Co-Investment Fund III (Cayman), L.P.; U.N. Co-Investment Fund IV (Cayman), L.P.; U.N. Co-Investment Fund V (Cayman), L.P.; U.N. Co-Investment Fund VI (Cayman), L.P.; U.N. Co-Investment Fund (Cayman) VII, L.P.; U.N. Co-Investment Fund VIII (Cayman), L.P.; and U.N. Co-Investment Fund IX (Cayman), L.P. (collectively, the “Co-Investment Funds”). A majority of the outstanding share capital of U.N. Holdings (Cayman), Ltd. is held by Fox Paine Capital Fund II International, L.P. The sole managing general partner of Fox Paine Capital Fund II International, L.P. is Fox Paine Capital International Fund GP, L.P. The sole general partner of Fox Paine Capital International Fund GP, L.P. is Fox Paine International GP, Ltd. As a result, each of Fox Paine Capital Fund II International, L.P., Fox Paine Capital International Fund GP, L.P., and Fox Paine International GP, Ltd. may be deemed to control U.N. Holdings (Cayman), Ltd. The sole general partner of each of the Co-Investment Funds is Fox Paine Capital Co-Investors International GP, Ltd., which, together with Fox Paine Capital International Fund GP, L.P., as its sole shareholder, and Fox Paine International GP, Ltd., as the sole general partner of Fox Paine Capital International Fund GP, L.P., may be deemed to control such funds. In addition, pursuant to a management agreement with Fox Paine Capital International GP, Ltd. and Fox Paine Capital Fund II International, L.P., Fox Paine & Company, LLC acts as the investment advisor for certain of the security holders and, consequently, may be deemed to be the indirect beneficial owner of such securities. Fox Paine International GP, Ltd., as the general partner of Fox Paine Capital International Fund GP, L.P., may terminate that management agreement at any time in its sole discretion. Fox Paine International GP, Ltd. disclaims ownership of any securities that Fox Paine Capital International Fund GP, L.P. may beneficially own to the extent of any partnership interests in Fox Paine Capital International Fund GP, L.P. that persons other than Fox Paine International GP, Ltd. hold. Fox Paine Capital International Fund GP, L.P., in turn, disclaims ownership of any securities that Fox Paine Capital Fund II International, L.P. and Fox Paine Capital Co-Investors International GP, Ltd. may beneficially own to the extent of any partnership or share capital interests in Fox Paine Capital Fund II International, L.P. and Fox Paine Capital Co-Investors International GP, Ltd., respectively, that persons other than Fox Paine Capital International Fund GP, L.P. hold. Fox Paine Capital Fund II International, L.P. disclaims ownership of any securities that U.N. Holdings (Cayman), Ltd. beneficially owns to the extent of any share capital interests in U.N. Holdings (Cayman), Ltd. that persons other than Fox Paine Capital Fund II International, L.P. hold. Fox Paine Capital Co-Investors International GP, Ltd. disclaims ownership of any securities that the Co-Investment Funds beneficially own to the extent of any partnership interests in the Co-Investment Funds that persons other than Fox Paine Capital Co-Investors International GP, Ltd. hold. Fox Paine & Company, LLC disclaims ownership of any securities that it or any of the foregoing security holders may beneficially own.

(6)	Based on information provided pursuant to an amended Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010, which reported that Hotchkis and Wiley Capital Management, LLC (“Hotchkis”), an investment advisor, has sole dispositive power as to 3,487,096 shares, has the power to direct the vote of 1,548,475 shares and has no shared voting power over the remaining shares. The address for Hotchkis is 725 S. Figueroa Street, 39th Floor, Los Angeles, California 90017.

(7)	Based on information provided pursuant to an amended Schedule 13G filed on February 12, 2010 with the Securities and Exchange Commission, which reported that Pzena Investment Management, LLC (“Pzena”), an investment advisor, has sole dispositive power as to 3,212,277 shares, has the power to direct the vote of 2,607,374 shares and has no shared voting power over the remaining shares. The address for Pzena is 120 West 45th Street, 20th Floor, New York, NY 10036.

(8)	Based on information provided pursuant to a Schedule 13G filed on February 12, 2010 with the Securities and Exchange Commission, which reported that Essex Equity Capital Management, LLC (“Essex”), an investment advisor, has sole dispositive power and power to direct the vote of 3,475,673 shares. Essex is the investment advisor, manager, and control person of Essex Equity Strategic Opportunities Fund A, LLC and Essex Equity Strategic Opportunities Fund B, LLC. Essex Equity Joint Investment Vehicle, LLC, the security holder of the securities identified herein, acts and holds such securities as agent for Essex Equity Strategic Opportunities Fund A and Essex Equity Strategic Opportunities Fund B. The address for Essex is 95 Morton Street, Ground Floor, New York, NY 10014.

(9)	Based on information provided pursuant to a Schedule 13G filed on February 03, 2010 with the Securities and Exchange Commission, which reported that Bank of America Corporation (“Bank of America”), an investment advisor, has shared dispositive power as to 2,405,420 shares, and the power to direct the shared vote of 2,369,882 shares. The joint ownership of shares and voting power are held by the following companies: Bank of America Corporation, Bank of America N.A., Columbia Management Advisors, LLC, IQ Investment Advisors, LLC. Each company listed has its principal business office at 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(10)	Includes 62,355 Class A common shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(11)	Includes 150 Class A common shares purchased in the name of Mr. Reynolds’ children and deposited in custodial accounts for the benefit of the children. Mr. Reynolds disclaims beneficial ownership of all shares held in these custodial accounts, except to the extent of his indirect pecuniary interest in such shares through the management of his children’s custodial accounts.

(12)	Includes 37,327 Class A common shares held by Gray Fox Capital LLC, of which Mr. Kroner is the President and sole member and to whom Mr. Kroner has assigned his right to receive payment for his service as a Director.

(13)	Includes 18,000 Class A common shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(14)	Information is based on the most recent information available from our transfer agent.

(15)	Includes 80,355 Class A common shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

Related Party Transactions

The Audit Committee of our Board of Directors is responsible for reviewing related party transactions and making recommendations with respect to related party transactions to our Board of Directors for its formal approval. If a member of the Audit Committee or our Board of Directors is a party to the transaction, he will not vote on the approval of the transaction.

Generally, the transactions reviewed by the Audit Committee are all transactions with related parties, including those transactions that are required to be disclosed in our proxy statement or in the notes to our audited financial statements. A “related party” includes any executive officer, director, nominee for director or beneficial holder of more than 5% of our Class A common shares, any immediate family member of those persons and any entity that is owned or controlled by any of the foregoing persons or any entity in which such a person is an executive officer.

The Charter of our Audit Committee provides that the Audit Committee shall (a) review and discuss with management all related party transactions that are relevant to an understanding of our financial statements, (b) any of our material financial or non-financial arrangements that do not appear in our financial statements and (c) make recommendations to our Board of Directors with respect to related party transactions. In addition, management prepares a report that is provided to our Board of Directors at each of their meetings, which details each related party transaction that was entered into since the prior meeting and the status of each related party transaction that is currently active.

Our Relationship with Fox Paine & Company

As used herein, unless the context requires otherwise, the term “Fox Paine & Company” refers to Fox Paine & Company, LLC and affiliated investment funds.

Shareholders Agreement

The material terms of the Amended and Restated Shareholders Agreement dated as of December 15, 2003, as further amended by Amendment No. 1 to the Amended and Restated Shareholders Agreement dated as of April 10, 2006, among United National Group, Ltd. (now United America Indemnity, Ltd.), Fox Paine & Company and the Ball family trusts (the “Shareholders Agreement”), are described below.

Board Composition

The Shareholders Agreement provides that our Board of Directors shall be comprised of no fewer than seven directors. Fox Paine & Company has the right to nominate no fewer than five of the members of the Board of Directors. Fox Paine & Company nominated Saul A. Fox, Stephen A. Cozen, Seth J. Gersch, James R. Kroner and Michael J. Marchio for election as directors at the 2010 Annual General Meeting pursuant to its rights under the Shareholders Agreement. In connection with our proposed redomestication transaction (the “Transaction”), we will further amend and restate the Amended and Restated Shareholders Agreement so that the right of Fox Paine Entities to appoint directors to the board will be included in the memorandum and articles of association of our new, which will permit certain Fox Paine affiliates to appoint by written notice to the board a certain number of directors, dependent on their percentage ownership of voting shares in Global Indemnity, plc (“GI plc”) for so long as Fox Paine and its affiliates hold an aggregate of 25% or more of the voting power in the company.

Termination

Certain material terms of the Shareholders Agreement will terminate when Fox Paine & Company ceases to hold at least 25% of our fully diluted outstanding common shares. All terms of the Shareholders Agreement will terminate upon completion of any transaction that results in Fox Paine & Company and the Ball family trusts owning in the aggregate less than a majority of the voting power of the entity surviving such transaction, except terms with respect to tag-along and piggyback registration rights and indemnification.

Management Agreement

On September 5, 2003, as part of the acquisition of Wind River Investment Corporation, we entered into a management agreement with Fox Paine & Company and The AMC Group, L.P., an affiliate of the Ball family trusts (the “Management Agreement”). In the Management Agreement, we agreed to pay to Fox Paine & Company an initial management fee of $13.2 million for the year beginning on September 5, 2003, which was paid on September 5, 2003, and thereafter an annual management fee of $1.2 million subject to certain adjustments. We likewise agreed to pay to The AMC Group, L.P. an annual management fee of $0.3 million subject to certain adjustments.

On May 25, 2006, we entered into Amendment No. 1 to the Management Agreement with Fox Paine & Company and Wind River Holdings, L.P., formerly The AMC Group, L.P. (“Amendment No. 1”). Amendment No. 1 terminates the services provided to us by Wind River Holdings. L.P. as of May 25, 2006. In connection with our ongoing operations, we agreed to pay an annual management fee of $1.5 million to Fox Paine &

Company. We believe this fee represents fair value for the services rendered to us by Fox Paine & Company. In exchange for the management fee, Fox Paine & Company continues to assist us and our affiliates with strategic planning, budgets and financial projections and assist us and our affiliates in identifying possible strategic acquisitions and in recruiting qualified management personnel. Fox Paine & Company also consults with us and our affiliates on various matters including tax planning, public relations strategies, economic and industry trends and executive compensation. In connection with the Transaction, Wind River and one of our other subsidiaries are expected to guarantee payments by us under the Management Agreement and the related indemnification agreement.

Fox Paine & Company will continue to provide management services under this agreement until it no longer holds any equity investment in us or we agree with Fox Paine & Company to terminate this management relationship. In connection with the Management Agreement and Amendment No. 1, we continue to indemnify Fox Paine & Company and Wind River Holdings, L.P. against various liabilities that may arise as a result of the management services they will or have provided us. We also continue to reimburse Fox Paine & Company for expenses incurred in providing management services.

In September 2009, management fees of $1.5 million in the aggregate were paid to Fox Paine & Company pursuant to the Management Agreement. The management fees cover the period from September 5, 2009 through September 4, 2010 and will be recognized ratably over that period.

Indemnification Agreement

In connection with the Transaction, UAI Ltd. expects to enter into an indemnification agreement with one of Fox Paine & Company and Affiliated Investment Funds of Fox Paine & Company (collectively, the “Fox Paine Entities”) with respect to certain potential U.S. and Irish tax liabilities. In general, no gain should be recognized for U.S. federal income tax purposes by the indirect owners of the Fox Paine Entities solely as a result of the Transaction. Nevertheless, we may engage in certain internal restructuring transactions involving transfers of assets to subsidiaries of GI plc, which, under U.S. tax law, could require certain indirect owners of the Fox Paine Entities to enter into an agreement with the U.S. Internal Revenue Service in order not to recognize gain. Under the agreement with the U.S. Internal Revenue Service, the affected indirect owners of the Fox Paine Entities would agree to pay tax on their gain not taxed at the time of the Transaction, together with interest on such tax, if a “triggering event” occurs. A triggering event would be deemed to occur if, among other things, we dispose of shares of any such transferee subsidiaries or dispose of substantially all the transferred assets, including potentially in other internal reorganizations, to the extent such indirect owners have not previously disposed of our shares in a taxable transaction. In connection with our agreement with the Fox Paine Entities, we will have to indemnify the affected indirect owners of the Fox Paine Entities for any tax cost to them (including interest on tax and penalties, if any) of any triggering event and such affected indirect owners will pay us an amount equal to any tax benefits, if any, realized by them as a result of a triggering event for which they were indemnified, provided that the indirect owners will not be required to pay any amount of tax benefits in excess of the tax costs for which we have indemnified them. A sale or other disposition by these indirect owners of our ordinary shares will not constitute a triggering event for this purpose. In addition, the indemnification agreement with the Fox Paine Entities will provide that, under certain circumstances, in the event the conversion of our Class B ordinary shares to Class A ordinary shares or a sale or other disposition of our ordinary shares by any of the Fox Paine Entities is subject to Irish stamp duty, we (or a foreign subsidiary of GI plc) will indemnify the Fox Paine Entities and their transferees against such Irish stamp duty.

Investment with Fox Paine & Company

We are a limited partner in Fox Paine Capital Fund II, L.P. and Fox Paine Capital Fund II International, L.P., investment funds managed by Fox Paine & Company. The investment pre-dated the September 5, 2003 acquisition of United National Insurance, one of our predecessor companies, by Fox Paine & Company. Our interest in these partnerships is valued, as of December 31, 2009, at $5.6 million, and we had a remaining capital commitment to these partnerships of approximately $2.5 million. This valuation is based on the most recent financial information we received from Fox Paine & Company at the time we filed our Annual Report on Form 10-K for the yearly period ended December 31, 2009. There is no readily available independent market price for these partnerships. Material assumptions and factors utilized in pricing these securities include future cash flows, constant default rates, recovery rates, and any market clearing activity that may have occurred since the prior pricing period. The Company obtains the value of the partnerships as the end of each reporting period; however, we are not provided with a detailed listing of the investments held by these partnerships. We receive annual audited financial statements from each partnership in which we have a limited partnership interest.

Other Transactions with Fox Paine & Company

In 2009, 2008, and 2007, we directly reimbursed Fox Paine & Company $0.5 million, $0.1 million, and $0.3 million, respectively, for expenses incurred in providing management services.

In connection with our recent successfully completed Rights Offering, we entered into an agreement with Fox Paine & Company and an investment entity controlled by Fox Paine & Company, pursuant to which such investment entity agreed, subject to certain conditions, to purchase all of the Class A common shares and Class B common shares offered in the Rights Offering and not subscribed for pursuant to the Rights Offering. In such agreement, we agreed to pay Fox Paine & Company an arrangement fee of $2.0 million and a backstop fee equal to 5% of (i) the aggregate number of shares issuable upon the exercise of the rights distributed to our shareholders multiplied by (ii) the subscription price per share, or $5.0 million, for total payments of $7.0 million. Such fees were paid to Fox Paine & Company on October 27, 2009. Post the Rights Offering, Fox Paine & Company and affiliated entities owned 7.5 million of the total 36.4 million outstanding Class A common shares and all 24.1 million of the outstanding Class B common shares. In total, Fox Paine & Company and affiliated entities currently own 52.2% of all outstanding shares and beneficially own shares having approximately 89.6% of our total outstanding voting power.

Certain Other Relationships and Related Transactions

In 2009, 2008, and 2007, we paid $0.1 million, $1.1 million, and $1.3 million, respectively, to Cozen O’Connor for legal services rendered. Stephen A. Cozen, the chairman of Cozen O’Connor, is a member of our Board of Directors.

In 2008 and 2007, we paid $0.2 million and $0.9 million, respectively, in premium to Validus Reinsurance, Ltd. (“Validus”). There was no premium paid to Validus in 2009. Validus was a participant on UAI’s $100.0 million in excess of $10.0 million property catastrophe treaty that was entered into on June 1, 2007. Validus also was a participant on UAI’s $70.0 million in excess of $5.0 million property catastrophe treaty that was entered into on June 1, 2006. No losses were ceded by the Company under these treaties. Validus is also a participant in a quota share retrocession agreement with Wind River. We estimated that the following written premium and losses have been assumed by Validus from Wind River:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2009	2008	2007
	(Dollars in thousands)

Ceded Written Premium	$2,518	$10,634	$10,762
Ceded Losses	$2,314	$8,075	$1,893

Edward J. Noonan, the chairman and chief executive officer of Validus, was a member of the UAI’s Board of Directors until June 1, 2007, when he resigned. Although Validus is no longer a related party as a result of Mr. Noonan’s resignation, the current quota share retrocession agreement with Wind River Reinsurance was put in place during the period when Validus was a related party.

In connection with our recent successfully completed Rights Offering, we entered into an agreement with Citigroup Global Markets Inc. (“Citi”) wherein Citi agreed to be our exclusive capital markets structuring adviser to provide advisory and investment banking services and we agreed to pay $1.0 million in connection with these services. Chad A. Leat, the managing director and chairman of Citi’s Global Alternative Asset Group, is a member of the Company’s Board of Directors and Audit Committee.

Audit Committee Report

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2009.

The Audit Committee operates under a charter adopted by our Board of Directors on December 15, 2003 and amended on April 24, 2007. A copy of our Audit Committee Charter is available on our website at www.uai.ky.

The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2009.

The Audit Committee discussed with PricewaterhouseCoopers LLP, our independent auditor, the matters required to be discussed by Statement on Auditing Standard No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standard No. 90 (Audit Committee Communications), which include, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from United America Indemnity, Ltd. and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from United America Indemnity, Ltd.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of our financial statements to United States generally accepted accounting principles.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

The Audit Committee

Chad A. Leat, Chairman
James R. Kroner
Michael J. Marchio

Incorporation by Reference

The information contained in this Proxy Statement under the headings “Compensation Committee Report,” and “Audit Committee Report” is not “soliciting material,” nor is it “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in a filing.

Shareholder Proposals

Under the rules and regulations promulgated by the Securities and Exchange Commission, certain shareholder proposals may be included in our proxy statement. Any shareholder desiring to have such a proposal included in our proxy statement for the annual general meeting to be held in 2011 must deliver a proposal that complies with Rule 14a-8 under the Exchange Act to our Chief Executive Officer c/o United America Indemnity, Ltd., on or before December 27, 2010.

Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must be received by our Chief Executive Officer c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands on or before March 11, or it will be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, the proxies will have the right to exercise discretionary authority with respect to such proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based on our review of the copies of the reports that we have received, and written representations received from certain reporting persons with respect to the filing of reports on Forms 3, 4 and 5, we believe that all filings required to be made by the reporting persons for 2009 were made on a timely basis except for the following: Matthew B. Scott was late in making one Form 4 filing to report a grant of restricted shares under the Share Incentive Plan.

Other Matters

Our management knows of no matters to be presented at the Annual General Meeting other than those set forth above and customary procedural matters. If any other matters should properly come before the meeting, however, the enclosed proxy confers discretionary authority with respect to these matters.

Householding

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you send a written request to our Chief Executive Officer c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands or request copies by calling (345) 949-0100. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

* * *

Upon request, we will furnish to record and beneficial owners of our Class A and Class B common shares, free of charge, a copy of our annual report on Form 10-K (including financial statements and schedules but without exhibits) for the fiscal year ended December 31, 2009. Copies of the exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to our Chief Executive Officer c/o United America Indemnity, Inc., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands or e-mailed to info@uai.ky.

April 30, 2010

UNITED AMERICA INDEMNITY, LTD.
This Proxy is solicited on behalf of the Board of Directors.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE
     The undersigned, revoking all prior proxies, hereby appoints Linda Hohn as the undersigned’s proxy with full power of substitution, to vote all the Class A common shares and Class B common shares held of record by the undersigned, at the close of business on April 21, 2010, at the Annual General Meeting of Shareholders (the “Annual General Meeting” or “Meeting”) to be held on June 4, 2010, at 1 pm IST, at The Merrion Hotel, Upper Merrion Street, Dublin 2, Ireland,, or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:
SEE REVERSE SIDE

*DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL*
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1-3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1-3.
1. Election of all nominees for director of UAI named herein.

FOR	AGAINST	ABSTAIN
☐	☐	☐
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2010 and the authorization of our Board of Directors acting through its Audit Committee to set the fees for PricewaterhouseCoopers LLP.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3. Approval for each of the various matters concerning Wind River, including the election of all nominees for director and alternate director named herein.

FOR	AGAINST	ABSTAIN
☐	☐	☐
In their discretion, the proxy is authorized to vote upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.
The signature on this proxy should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title. Please sign, date and return this proxy in the enclosed postage paid envelope.

2

Unless otherwise indicated, this proxy represents all Class A and Class B common shares held by the undersigned. If this proxy is intended to represent less than all of the Class A and Class B common shares held by the undersigned, indicated the number this proxy represents:

Class A Common Shares:

Class B Common Shares:

SIGNATURE(S)	DATE

* FOLD AND DETACH HERE *